UAC SECURITIZATION CORPORATION
                                     Seller


                          UNION ACCEPTANCE CORPORATION
                                    Servicer


                                       and


                 FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION
                                  Owner Trustee


                         TRUST AND SERVICING AGREEMENT,


                           Dated as of August 1, 1999

                            UACSC 1999-C Owner Trust

                                TABLE OF CONTENTS
                                                                       Page

ARTICLE I             Creation of Trust                                        1

         SECTION 1.01. Name                                                    1
         SECTION 1.02. Office                                                  1
         SECTION 1.03.  Purposes and Powers                                    1
         SECTION 1.04. Appointment of Owner Trustee                            2
         SECTION 1.05. Initial Capital Contribution of Trust Estate            2
         SECTION 1.06. Declaration of Trust                                    2
         SECTION 1.07. Title to Trust Property                                 3
         SECTION 1.08. Situs of Trust                                          3

ARTICLE II            Definitions                                              3

         SECTION 2.01.  Definitions                                            3
         SECTION 2.02.  Usage of Terms                                        14
         SECTION 2.03.  Cutoff Date and Record Date                           14
         SECTION 2.04.  Section References                                    14

ARTICLE III           Conveyance of Receivables                               14

ARTICLE IV            Acceptance by Trustee                                   15

ARTICLE V             Information Delivered to the Rating Agencies            16

ARTICLE VI            Agent for Service                                       17

ARTICLE VII           The Receivables                                         17

         SECTION 7.01.  Representations and Warranties of Seller              17
         SECTION 7.02.  Repurchase Upon Breach                                18
         SECTION 7.03.  Custody of Receivable Files                           18
         SECTION 7.04.  Duties of Servicer as Custodian                       18
         SECTION 7.05.  Instructions; Authority to Act                        19
         SECTION 7.06.  Custodian's Indemnification                           19
         SECTION 7.07.  Effective Period and Termination                      19

ARTICLE VIII          Administration and Servicing of Receivables             20

         SECTION 8.01.  Duties of Servicer                                    20
         SECTION 8.02.  Collection of Receivable Payments                     20
         SECTION 8.03.  Realization Upon Receivables                          21
         SECTION 8.04.  Physical Damage Insurance                             22
         SECTION 8.05.  Maintenance of Security Interests in
                           Financed Vehicles                                  22
         SECTION 8.06.  Covenants of Servicer                                 22
         SECTION 8.07.  Purchase of Receivables Upon Breach                   22
         SECTION 8.08.  Servicing Fee                                         23
         SECTION 8.09.  Servicer's Certificate                                23
         SECTION 8.10.  Annual Statement as to Compliance; Notice of Default  24
         SECTION 8.11.  Annual Independent Certified Public
                              Accountant's Report                             24
         SECTION 8.12.  Access to Certain Documentation and Information
                              Regarding Receivables                           24
         SECTION 8.13.  Servicer Expenses                                     25
         SECTION 8.14.  Reports to Noteholders                                25

ARTICLE IX            Collections; Distributions to Noteholders
                              and Certificateholder                           25

         SECTION 9.01.  Collection Account                                    25
         SECTION 9.02.  Collections                                           25
         SECTION 9.03.  Purchase Amounts                                      26
         SECTION 9.04.  Application of Funds                                  26
         SECTION 9.05.  Advances                                              28
         SECTION 9.06.  Net Deposits                                          28
         SECTION 9.07.  No Segregation of Moneys; No Interest                 28
         SECTION 9.08.  Accounting and Reports to the Certificateholder,
                                    the Internal Revenue Service and Others   28
         SECTION 9.09.  Payahead Account.                                     29

ARTICLE X             Intentionally Blank                                     29

ARTICLE XI            The Certificate                                         30

         SECTION 11.01.  The Certificate                                      30
         SECTION 11.02.  Authentication of Certificate                        30
         SECTION 11.03.  Registration of Transfer and Exchange
                              of Certificate                                  30
         SECTION 11.04.  Mutilated, Destroyed, Lost, or Stolen Certificate    31

ARTICLE XII           The Seller                                              31

         SECTION 12.01.  Representations and Undertakings of Seller           31
         SECTION 12.02.  Liability of Seller; Indemnities                     34
         SECTION 12.03.  Merger or Consolidation of, or Assumption of the
                                    Obligations of Seller                     34
         SECTION 12.04.  Limitation on Liability of Seller and Others         35

ARTICLE XIII          The Servicer                                            35

         SECTION 13.01.  Representations of Servicer                          35
         SECTION 13.02.  Indemnities of Servicer                              36
         SECTION 13.03.  Merger or Consolidation of, or Assumption of the
                                    Obligations of Servicer                   38
         SECTION 13.04.  Limitation on Liability of Servicer and Others       38
         SECTION 13.05.  Servicer Not to Resign                               39
         SECTION 13.06.  Delegation of Duties                                 39

ARTICLE XIV           Servicer Default                                        39

         SECTION 14.01.  Events of Servicer Default                           39
         SECTION 14.02.  Appointment of Successor                             41
         SECTION 14.03.  Notice of Events of Servicer Default                 41
         SECTION 14.04.  Waiver of Past Defaults                              42

ARTICLE XV            The Owner Trustee                                       42

         SECTION 15.01.  Duties of Owner Trustee                              42
         SECTION 15.02.  Owner Trustee's Certificate                          44
         SECTION 15.03.  Trust's Assignment of Purchased Receivables          45
         SECTION 15.04.  Certain Matters Affecting the Owner Trustee          45
         SECTION 15.05.  Owner Trustee Not Liable for Certificate
                              or Receivables                                  46
         SECTION 15.06.  Owner Trustee May Own Notes                          47
         SECTION 15.07.  Owner Trustee's and Indenture Trustee's Fees
                              and Expenses; Indemnification                   47
         SECTION 15.08.  Eligibility Requirements for Owner Trustee           48
         SECTION 15.09.  Resignation or Removal of Owner Trustee              48
         SECTION 15.10.  Successor Owner Trustee                              49
         SECTION 15.11.  Merger or Consolidation of Owner Trustee             50
         SECTION 15.12.  Appointment of Co-Trustee or Separate Owner Trustee  50
         SECTION 15.13.  Representations and Warranties of Owner Trustee      51

ARTICLE XVI           Termination                                             52

         SECTION 16.01.  Termination of the Trust                             52
         SECTION 16.02.  Optional Disposition of All Receivables              52

ARTICLE XVII          Miscellaneous Provisions                                53

         SECTION 17.01.  Amendment                                            53
         SECTION 17.02.  Protection of Title to Trust                         54
         SECTION 17.03.  Limitation on Rights of Certificateholder            56
         SECTION 17.04.  Governing Law                                        56
         SECTION 17.05.  Notices                                              56
         SECTION 17.06.  Severability of Provisions                           57
         SECTION 17.07.  Assignment                                           57
         SECTION 17.08.  Certificate Nonassessable and Fully Paid             57
         SECTION 17.09.  Nonpetition Covenant                                 57
         SECTION 17.10.  Counterparts                                         57
         SECTION 17.11.  Third Party Beneficiary.                             57




EXHIBIT 1      -    Owner Trustee's Certificate Pursuant to Section 15.02
EXHIBIT 2      -    Owner Trustee's Certificate Pursuant to Section 15.02
EXHIBIT 3      -    Servicer's Certificate
EXHIBIT A      -    Form of Certificate of Trust
EXHIBIT B      -    Form of Certificate


SCHEDULE A     -    Schedule of Receivables
SCHEDULE B     -    Location of Receivables

         This TRUST AND SERVICING AGREEMENT, dated as of August 1, 1999, is made with respect to the formation of the UACSC 1999-C Owner Trust, among UAC SECURITIZATION CORPORATION, a Delaware corporation, as depositor (the "Seller"), UNION ACCEPTANCE CORPORATION, an Indiana corporation, as servicer (the "Servicer"), and FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, a national banking corporation with its principal place of business in the State of Delaware, as owner trustee (in such capacity the "Owner Trustee").

         WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                Creation of Trust

         Upon the execution of this Agreement by the parties hereto and the prompt filing thereafter of the Certificate of Trust in the State of Delaware, there is hereby created the UACSC 1999-C Owner Trust.

         SECTION 1.01. Name. The Trust created hereby shall be known as "UACSC 1999-C Owner Trust", in which name the Owner Trustee may conduct the business and affairs of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust. The Trust shall constitute a business trust within the meaning of Section 3801(a) of the Delaware Business Trust Act for which the Owner Trustee has filed a certificate of trust with the Secretary of State of the State of Delaware pursuant to
Section 3810(a) of the Delaware Business Trust Act.

         SECTION 1.02. Office. The office of the Trust shall be in care of the Owner Trustee at its Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholder, the Servicer, the Seller, the Insurer and the Indenture Trustee.

         SECTION 1.03. Purposes and Powers. The purpose of the Trust is to engage in the following activities:

                      (i) to issue the Notes pursuant to the Indenture and the Certificate pursuant to this Agreement and to sell or transfer the Notes and the Certificate in one or more transactions;

                      (ii) with the proceeds of the sale of the Notes and the Certificate, to purchase the Receivables pursuant to this Agreement;

                      (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholder pursuant to the terms of this Agreement any portion of the Trust estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

                      (iv) to enter into and perform its obligations under the related documents to which it is to be a party;

                      (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                      (vi) subject to compliance with the related documents, to engage in such other activities as may be required in connection with conservation of the Trust estate and the making of distributions to the Certificateholder, the Noteholders and the others specified in this Agreement.

         The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

         SECTION 1.04. Appointment of Owner Trustee. The Seller hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Delaware Business Trust Act.

         SECTION 1.05. Initial Capital Contribution of Trust Estate. The Seller hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the Trust estate. The Owner Trustee on behalf of the Trust hereby acknowledges receipt in trust from the Seller, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust estate. The Seller shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

         SECTION 1.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholder, subject to the obligations of the Trust under the other related documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Delaware Business Trust Act and that this Agreement constitute the governing instrument of such Trust. Furthermore, it is the intention of the parties hereto that, solely for federal, state and local income and franchise tax purposes (i) so long as there is a sole Certificateholder, the Trust shall be treated as a security arrangement, with the assets of the Trust being the Trust estate, and the Notes being non-recourse debt of the sole Certificateholder, and (ii) if there is more than one Certificateholder, the Trust shall be treated as a partnership, with the assets of the partnership being the Trust estate, the partners of the partnership being the Certificateholder and the Notes being non-recourse debt of the partnership. The Trust shall not elect to be treated as an association under Treasury Regulations Section 301.7701-3(a) for federal income tax purposes. The parties agree that, unless otherwise required by appropriate tax authorities, the sole Certificateholder or the Administrator on behalf of the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as provided in the second preceding sentence for such tax purposes. The Owner Trustee, the Seller as the initial Certificateholder and each successor Certificateholder (as a condition to acquiring its Certificate) agree to disregard the trust as a separate entity and to treat the Notes as indebtedness for purposes of federal, state, and local income or franchise taxes.

         SECTION 1.07. Title to Trust Property. Legal title to all of the Trust estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         SECTION 1.08. Situs of Trust. The Trust will be located and administered in the State of Delaware. Any bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments, if any, will be received by the Trust only in Delaware, and payments, if any, will be made by the Trust only from Delaware. The only office of the Trust will be at the Corporate Trust Office in Delaware.

                                   ARTICLE II

                                   Definitions

         SECTION 2.01. Definitions . Capitalized terms which are used in this Agreement but are not defined herein shall have the meanings provided in the Indenture. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Accrued Interest" means all interest accrued on the Receivables prior to the opening of business on the day following the Cutoff Date.

         "Administration Agreement" means the Administration Agreement dated as of August 1, 1999, between the Trust and the Administrator and acknowledged by the Indenture Trustee.

         "Administrator"   means  the  Administrator  under  the  Administration
Agreement, which is initially UAC, and its successors and assigns thereunder.

         "Advance" means, with respect to a Receivable and with respect to a Collection Period, the amount that the Servicer is required to advance pursuant to Section 9.05.

         "Agreement" means this Trust and Servicing Agreement executed by the Seller, the Servicer and the Owner Trustee, and all amendments and supplements thereto.

         "Amount Financed" means, with respect to a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs.

         "Approved Rating" means a rating of P-1 by Moody's and A-l+ by Standard & Poor's.

         "Authorized Newspaper" means a newspaper of general circulation in the Borough of Manhattan, the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

         "Available Spread Amount" means, on any Payment Date, the amount on deposit in the Spread Account, including any income or gain from any investment of funds in the Spread Account, net of any losses from such investment before giving effect to deposits into or withdrawals from the Spread Account pursuant to Article IX of the Indenture.

         "Available   Funds"  means  the  amount  defined  as  such  in  Section
9.04(a)(i).

         "Basic Documents" has the meaning provided in the Indenture.

         "Business Day" means, unless otherwise specified, any day other than a Saturday, a Sunday or a day on which banking institutions in Wilmington, Delaware, Chicago, Illinois or New York, New York (or, if the Servicer has provided prior written notice to each of the Owner Trustee, the Indenture
Trustee and the Insurer that such day is not a Business Day, in Little Rock, Arkansas or Indianapolis, Indiana) shall be authorized or obligated by law, executive order, or governmental decree to be closed.

         "Certificate" means a certificate executed on behalf of the Trust and authenticated by the Owner Trustee substantially in the form attached hereto as Exhibit B, which represents ownership of a 100% interest in the Trust.

         "Certificate of Trust" means the Certificate of Trust of the Trust in substantially the form of Exhibit A hereto.

         "Certificate Register" means the register maintained by the Owner Trustee pursuant to Section 11.03.

         "Certificateholder" or "Holder" means the Person in whose name the Certificate shall be registered in the Certificate Register.

         "Closing Date" means August 11, 1999.

         "Collected Interest" on a Receivable, as of the last day of a Collection Period, means the portion of all payments received by the Servicer allocable to interest relating to such Collection Period.

         "Collected Principal" on a Receivable, as of the last day of a Collection Period, means the portion of all payments received by the Servicer allocable to principal relating to such Collection Period.

         "Collection Account" means the account designated as such, established and maintained pursuant to Section 9.01.

         "Collection Period" means (i) initially, the period from the day after the Cutoff Date to the end of the calendar month of August, 1999, and (ii) thereafter, each calendar month, until the Trust shall terminate pursuant to
Article XVI.

         "Consolidated Net Income" means, for any period, the consolidated net income of UAC and its subsidiaries determined in accordance with GAAP and, with respect to Consolidated Net Income for any fiscal year, as reported in UAC's audited consolidated financial statements.

         "Consolidated Tangible Net Worth" means the excess, if any, of the consolidated assets of UAC and its subsidiaries over the consolidated liabilities of UAC and its subsidiaries less any goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other intangibles, except that dealer premium rebates and excess servicing shall not be so deducted, determined in accordance with GAAP.

         "Contract Rate" means, with respect to a Receivable, the contract rate of interest on such Receivable, exclusive of prepaid finance charges.

         "Corporate Trust Office" means the office of the Owner Trustee at which its corporate trust business shall, at any particular time, be administered, which office at the date of the execution of this Agreement is located at One Rodney Square, Suite 102, 920 King Street, Wilmington, DE 19801; Attention:
Corporate Trust Administration; Telecopy (302) 888-7544 or at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholder, the Seller, the Servicer and the Indenture Trustee.

         "Cutoff Date" means July 31, 1999.

         "Dealer" means the seller of a Financed Vehicle, who originated and assigned the related Receivable to UAC, UAC Finance Corporation, PAC or the Predecessor under an existing agreement with UAC, UAC Finance Corporation, PAC or the Predecessor or who arranged for a loan from UAC, PAC or the Predecessor to the purchaser of a Financed Vehicle under an existing agreement with UAC, PAC or the Predecessor.

         "Defaulted Receivable" means, for any Collection Period, a Receivable as to which the earliest to occur of any of the following has occurred: (i) any payment, or part thereof, in excess of $10.00 was delinquent 120 days or more as of the last day of such Collection Period, (ii) the Financed Vehicle that secures  the  Receivable  has  been  repossessed,  or  (iii)  the  Servicer  has
determined  that  the  Receivable  is   uncollectible  in  accordance  with  the
Servicer's customary practices on or before the last day of such Collection Period; provided, however, that "Defaulted Receivable" shall not include any Receivable that is to be repurchased pursuant to Section 7.02 or purchased pursuant to Section 8.07; provided further, that any Advances made with respect to a Receivable shall not be considered in the determination of the delinquency status of such Receivable.

         "Delaware Business Trust Act" means the Delaware Business Trust Act, 12 Del. C. ss.3801 et seq.

         "Determination Date" means, for each Collection Period, the second Business Day prior to the related Payment Date.

         "Dissolution Payment Date" means the Payment Date following the liquidation of the Trust corpus pursuant to Section 16.02.

         "Eligible Bank" means any depository institution with trust powers (including the Owner Trustee and the Indenture Trustee), organized under the laws of the United States or any State having a net worth in excess of $50,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by Federal or State authorities and which (i) has a long-term unsecured debt rating of at least Baa3 from Moody's or (ii) is approved by each Rating Agency.

         "Eligible Investment" means any of the following:

                   (i) direct obligations of, and obligations the full and timely payment of principal and interest on which is fully guaranteed by, the United States of America, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

              (ii) (A) demand and time deposits in, certificates of deposits of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Owner Trustee, the Indenture Trustee or any of their agents, acting in their respective commercial capacities) incorporated under the laws of the United States of America, any State thereof or the District of Columbia or any foreign depository institution with a branch or agency licensed under the laws of the United States of America or any State, in each case subject to supervision and examination by Federal and/or State banking authorities and having an Approved Rating at the time of such investment or contractual commitment providing for such investment or
         (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

                 (iii) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) (A) above;

                  (iv) short-term securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State the short-term unsecured obligations of which have an Approved Rating, or higher, at the time of such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Collection Account;

                  (v) commercial paper having an Approved Rating at the time of such investment;

                  (vi) a guaranteed investment contract issued by any insurance company or other corporation acceptable to the Rating Agency, provided that the Owner Trustee or the Indenture Trustee shall have received written notice from the Rating Agency to the effect that the investment of funds in such a contract will not result in the reduction or withdrawal of any rating on the Notes;

                 (vii) interests in any money market fund having a rating of Aaa by Moody's or AAAm by Standard & Poor's (including the money market funds of the Owner Trustee and the Indenture Trustee in their commercial capacities); and

                  (viii) any other investment approved in advance in writing by the Rating Agencies and the Insurer.

         "Event of Servicer Default" means an event specified in Section 14.01.

         "Financed Vehicle" means a new or used automobile, light truck or van, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements that are described in Statement on Auditing Standards No. 69 "The Meaning of Present
Fairly in Conformity With Generally Accepted Accounting Principles in the Independent Auditor's Report" that are applicable to the circumstances as of the date of determination, applied on a consistent basis.

         "Holder" -- see "Certificateholder."

         "Indenture" means the Indenture dated as of August 1, 1999, between the Trust and Harris Trust and Savings Bank as Indenture Trustee, which provides for the issuance of the Notes.

         "Indenture Trustee" means Harris Trust and Savings Bank, an Illinois banking corporation, in its role as Indenture Trustee under the Indenture, and its permitted successors and assigns.

         "Indenture Trustee Office" means the office of the Indenture Trustee at which its business as Indenture Trustee under the Indenture shall be administered, which office is presently located at 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, Attention: Indenture Trust Administration; telecopy (312) 461-3525 or at such other address as the Indenture Trustee may designate from time to time by notice to the Owner Trustee, the Servicer and the Noteholders.

         "Insolvency Event" with respect to a party means (i) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee-in-bankruptcy or similar official for such party in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or (ii) the consent by such party to the appointment of a trustee-in-bankruptcy or similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to such party or of or relating to substantially all of its property; or (iii) such party shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         "Insolvency Proceeding" means the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings by or against UAC, UAFC or the Seller, the commencement, after the date hereof, of any proceedings by or against UAC, UAFC or the Seller for the winding up or liquidation of its affairs or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver, or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings of or relating to UAC, UAFC or the Seller.

         "Insurance Agreement" means the Insurance and Reimbursement Agreement, dated as of the Closing Date, among the Trust, the Seller, UAC individually and as Servicer, UAFC and the Insurer pursuant to which the Insurer issued the Policy.

         "Insurer" means MBIA Insurance Corporation, a New York domiciled insurance company.

         "Interest Advance Amount" with respect to a simple interest Receivable as to which an Advance is required to be made on the last day of a Collection Period, shall mean an amount equal to 30 days of interest upon the Principal Balance of such Receivable as of such date; and, with respect to a Precomputed Receivable as to which an Advance is required to be made on the last day of a Collection Period, shall mean an amount equal to that portion of the earliest delinquent Scheduled Payment allocable to interest (using the actuarial or constant yield method).

         "Interest Shortfall" means, as to any simple interest Receivable as of the last day of any Collection Period, the amount, if any, by which (a) interest due on such Receivable exceeds (b) the Collected Interest on such Receivable. "Interest Shortfall" with respect to a Precomputed Receivable as of the last day of any Collection Period means the amount, if any, by which the portion of the Scheduled Payment due during such Collection Period allocable to interest (using the actuarial or constant yield method) exceeds the Collected Interest on such Receivable (computed using the same method except that the amount of Collected Interest in respect of Precomputed Receivables shall be increased by giving effect to the withdrawal for the related Payment Date of any previously received Scheduled Payments in respect of such Receivable from the Payahead Account in accordance with Sections 8.02(b) hereof and Section 9.09 of the Indenture).

         "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics' liens, and any liens which attach to the respective Receivable or related Financed Vehicle by operation of law.

         "Liquidation Proceeds" means the monies collected from whatever source, including insurance proceeds, on Defaulted Receivables, net of the sum of any amounts expended by the Servicer for the account of the Obligor plus any amounts required by law to be remitted to the Obligor. "Liquidation Proceeds" with respect to a Payment Date means such monies collected during the preceding Collection Period. In no event shall Liquidation Proceeds be less than zero.

         "Monthly Interest" means the amount of interest which is payable to the Noteholders on any Payment Date pursuant to the terms of the Indenture.

         "Monthly Principal" means the amount of principal which is payable to the Noteholders on any Payment Date pursuant to the terms of the Indenture.

         "Monthly Servicing Fee" means, (i) for the first Payment Date, the product of the following: the (a) monthly Servicing Rate (b) the number of days from and including the Closing Date to the end of the first Collection Period, assuming the month of the Closing Date is a 30-day month, divided by 30 and (c) the Original Pool Balance and (ii) for any subsequent Payment Date, the product of (a) the Pool Balance as of the beginning of the related Collection Period and
(b) the monthly Servicing Rate.

         "Moody's" means Moody's Investors Service, Inc.

         "Notes" has the meaning specified in the Indenture.

         "Noteholders" has the meaning specified in the Indenture.

         "Obligor" on a Receivable means the purchaser or the co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable. The phrase "payment made on behalf of an Obligor" shall mean all payments made with respect to a Receivable except payments made by UAC, the Seller or the Servicer.

         "Officers' Certificate" means a certificate signed by any two of the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, or the controller of UAC, the Seller or the Servicer, as the case may be; provided that no individual shall sign in a dual capacity.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel to the Seller and/or Servicer, which counsel shall be acceptable to the Owner Trustee.

         "Optional  Disposition  Price"  means the amount  specified  as such in
Section 16.02.

         "Original Pool Balance" means $364,791,551.99.

         "Outstanding Advances" as of any date, with respect to a Receivable, means the total amount of Advances made on such Receivable for which the Servicer has not been reimbursed.

         "Owner Trustee" means First Union Trust Company, National Association, a national banking association with its principal place of business in the State of Delaware, acting not in its individual capacity but solely as trustee under this Agreement and its successors or any corporation resulting from or surviving any merger or consolidation to which it or its successors may be a party or any successor trustee at the time serving as successor trustee hereunder.

         "Owner Trustee's Certificate" means a certificate completed and executed by the Owner Trustee by a Responsible Officer pursuant to Section 15.02, substantially in the form of, in the case of an assignment to UAC,
Exhibit 1, and in the case of an assignment to the Servicer, Exhibit 2.

         "PAC" means Performance Acceptance Corporation, a subsidiary of UAC which was merged into UAC, and/or UAC doing business as Performance Acceptance Corporation.

         "Payahead" on a Precomputed Receivable means the amount, as of the close of business on the last day of a Collection Period, computed in accordance with Section 8.02(b) with respect to such Receivable.

         "Payahead Account" means the account designated as such, established and maintained pursuant to Section 9.09.

         "Payahead Balance" on a Precomputed Receivable means the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Precomputed Receivable, as reduced by applications of previous Payaheads with respect to such Precomputed Receivable, pursuant to Sections 8.02(b) and 9.09 hereof and Section 9.09 of the Indenture.

         "Payment Date" means, for each Collection Period, the eighth calendar day of the month following the end of the related Collection Period or, if such day is not a Business Day, the first Business Day thereafter. The first Payment Date shall be September 8, 1999.

         "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "Policy" means the irrevocable Financial Guaranty Insurance Policy dated as of the Closing Date issued by the Insurer to the Indenture Trustee for the benefit of the Noteholders as required under the Indenture.

         "Pool Balance" as of any date means the aggregate Principal Balance of the Receivables as of such date; provided, however, that for purposes of determining Monthly Principal, the Principal Balance of a Defaulted Receivable or a Purchased Receivable (if actually purchased by the Servicer or repurchased by UAC) shall be deemed to be zero on and after the close of business on the last day of the Collection Period in which the Receivable becomes a Defaulted Receivable or a Purchased Receivable that is actually purchased or repurchased.

         "Precomputed Receivable" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances, the sum of monthly balances, the rule of 78's or any equivalent method.

         "Predecessor" means Union Federal Savings Bank of Indianapolis, a federally chartered stock savings bank.

         "Prepayment Charges," as used in the Agreement, shall be interpreted to include, without limitation, in the case of a Precomputed Receivable that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the Principal Balance of such Receivable computed in accordance with the method provided for in the contract governing such Receivable, such as the rule of 78's.

         "Principal Balance" of a simple interest Receivable, as of the close of business on the last day of a Collection Period, means the Amount Financed minus that portion of all payments received on or before the close of business on such last day allocable to principal of such Receivable. "Principal Balance" with respect to a Precomputed Receivable, as of the close of business on the Cutoff Date, means the gross principal balance of such Receivable on the records of the Servicer, net of unearned or accrued interest reflected therein, and as of the close of business on the last day of a Collection Period, means the Principal Balance as of the Cutoff Date minus that portion of all Scheduled Payments received with respect to such Receivable in respect of such Collection Period and all prior Collection Periods allocable to principal of such Receivable using the actuarial or constant yield method.

         "Purchase Agreement" means the Purchase Agreement dated as of the date hereof by and among the Seller, UAC and UAFC, as amended, supplemented or modified from time to time pursuant to which the Seller purchases Receivables which have been or shall be transferred to the Trust.

         "Purchase Amount" of any Receivable, as of the close of business on the last day of any Collection Period, means the amount equal to the sum of the Principal Balance of such Receivable plus any unpaid interest accrued and due during or prior to such Collection Period on such Receivable.

         "Purchased Receivable" means a Receivable purchased by the Servicer pursuant to Section 8.07 or repurchased by UAC pursuant to Section 7.02 not later than the respective dates required thereby.

         "Rating Agency" means each of Moody's and Standard & Poor's and their successors and assigns.

         "Rating Agency Condition" has the meaning specified in the Indenture.

         "Receivable"  means  any  simple  interest  or  pre-computed   (add-on)
interest installment sales contract or installment loan and security agreement which shall appear on Schedule A to the Agreement.

         "Receivable Files" means the documents specified in Section 7.03.

         "Receivables" or "Receivables Pool" means those Receivables conveyed to the Trust by the Seller listed as of the Cutoff Date in Schedule A.

         "Record Date" has the meaning specified in the Indenture.

         "Recoveries of Advances" means, for any Collection Period, all payments received by the Servicer by or on behalf of Obligors (other than Obligors with respect to Defaulted Receivables and excluding reimbursements of Outstanding Advances on Defaulted Receivables pursuant to Section 9.05 hereof and Section 9.04(a)(i) of the Indenture) during such Collection Period representing recoveries of Interest Shortfalls for which Advances were made for prior Collection Periods.

         "Responsible Officer" means, when used with respect to the Owner Trustee, any officer within the Corporate Trust Office (or any successor group of the Owner Trustee) including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Owner Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Scheduled Payment" on a Receivable means that portion of the payment required to be made by the Obligor during the respective Collection Period sufficient to amortize the Principal Balance and to provide interest at the Contract Rate.

         "Secured Parties" means each of the Indenture Trustee, the Noteholders and the Insurer pursuant to the Indenture.

         "Seller" means UAC Securitization Corporation, a Delaware corporation, in its capacity as the seller of the Receivables under this Agreement, and each successor to UAC Securitization Corporation (in the same capacity) pursuant to
Section 12.03.

         "Servicer" means Union Acceptance Corporation, an Indiana corporation, in its capacity as the servicer of the Receivables and each successor to Union Acceptance Corporation (in the same capacity) pursuant to Section 13.03 or 14.02.

         "Servicer's Certificate" means a certificate completed and executed by an officer of the Servicer pursuant to Section 8.09.

         "Servicing Rate" means 1.00% per annum, payable monthly at one-twelfth of the annual rate, subject to adjustment with respect to a successor Servicer pursuant to Section 14.02.

         "Spread Account" means the account designated as such, established and maintained pursuant to the Indenture.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "State" means (i) any state of the United States of America or (ii) the District of Columbia.

         "Stated Final Payment Date"  means October 8, 2007.

         "Trigger  Event" means any of the events  identified as such in Section
6.01 of the Insurance Agreement.

         "Trust" means the Delaware business trust created by the Agreement, the estate of which shall generally comprise the Receivables (other than Purchased Receivables) and all monies paid thereon, and all monies due thereon, including Accrued Interest, as of and after the Cutoff Date (but excluding Accrued Interest paid on or prior to the Closing Date); security interests in the Financed Vehicles; funds deposited in the Collection Account; all documents contained in the Receivable Files; any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust; any Liquidation Proceeds and any rights of the Seller in proceeds from claims or refunds of premiums on any physical damage, lender's single interest, credit life, disability, and hospitalization insurance policies covering Financed Vehicles or Obligors; the interest of the Seller in recourse to Dealers relating to certain of the Receivables; the proceeds of the foregoing; amounts on deposit from time to time in the Spread Account; and certain rights of the Seller under the Purchase Agreement, including, without limitation, Section 3.04 thereof.

         "UAC" means Union Acceptance Corporation, an Indiana corporation, and its successors and assigns, other than in its capacity as Servicer.

         "UAC Finance Corporation" means UAC Finance Corporation, an Indiana corporation, and its successors and assigns.

         "UAFC"  means  Union  Acceptance   Funding   Corporation,   a  Delaware
corporation, and its successors and assigns.

         "UCC" means the Uniform Commercial Code as in effect in the respective jurisdiction.

         SECTION 2.02. Usage of Terms . With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

         SECTION 2.03. Cutoff Date and Record Date . All references to the Record Date prior to the first Record Date in the life of the Trust shall be to the Closing Date.

         SECTION 2.04. Section References . All section references in this Agreement shall be to Sections in this Agreement unless otherwise specified.

                                   ARTICLE III

                            Conveyance of Receivables

         In consideration of the Trust's issuance of, and the Owner Trustee's delivery to the Seller of, the Certificate and the proceeds to be realized by the Trust from the issuance of the Notes pursuant to the Indenture, the Seller does hereby sell, transfer, assign, and otherwise convey to the Trust, without recourse (subject to the obligations herein):

                  (i) all right, title, and interest of the Seller in and to the Receivables listed in Schedule A hereto;

                  (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables;

                  (iii) any Liquidation Proceeds and any proceeds from claims or refunds of premiums on any physical damage, lender's single interest, credit life, disability and hospitalization insurance policies covering Financed Vehicles or Obligors;

                  (iv)     funds deposited in the Collection Account;

                  (v) the interest of the Seller in any proceeds from recourse to Dealers relating to the Receivables;

                  (vi)     all documents contained in the Receivable Files;

                  (vii) all monies paid and all monies due, including Accrued Interest, as of and after the Cutoff Date, with respect to the Receivables held by the Servicer or Seller (but excluding Accrued Interest paid prior to the Closing Date);

                  (viii) the rights of the Seller pursuant to the Purchase Agreement to require UAC to repurchase any Receivables as to which there has been a breach of the representations and warranties contained therein;

                  (ix)     the benefits of the Policy; and

                  (x)      all proceeds of the foregoing.

         The Seller does hereby further assign, convey, pledge and grant a security interest in (i) any and all other right, title and interest, including any beneficial interest the Seller may have in the Collection Account, the Spread Account and the funds deposited therein, and (ii) any proceeds of any of the foregoing, to the Owner Trustee and for the benefit of the Noteholders to secure amounts payable to Noteholders as provided under this Agreement. The Seller acknowledges that all of the foregoing shall constitute the "Pledged Assets" pursuant to the terms of the Indenture and the Seller hereby consents to the pledge of all of such assets to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture.

         The Seller does not convey to the Trust any interest in any contracts with Dealers related to any "dealer reserve" or any rights to the recapture of any dealer reserve.

                                   ARTICLE IV

                              Acceptance by Trustee

         The Owner Trustee does hereby accept on behalf of the Trust all consideration conveyed by the Seller pursuant to Article III, and declares that the Owner Trustee shall hold such consideration upon the trusts herein set forth for the benefit of all present and future Certificateholders, subject to the terms and provisions of this Agreement.

                                    ARTICLE V

                  Information Delivered to the Rating Agencies

                  (a) The Servicer hereby expresses its intention to deliver promptly to each Rating Agency (i) a copy of each Servicer's Certificate that it delivers to the Owner Trustee, the Indenture Trustee and the Insurer pursuant to
Section 8.09, (ii) a copy of each annual Officers' Certificate as to compliance and any notice of default that it delivers to the Indenture Trustee or the Owner Trustee pursuant to Section 8.10, (iii) delinquency and loss information for the Receivables, the amount of any draws on the Policy, written notice of any merger, consolidation, or other succession of the Servicer, pursuant to Section 13.03, or the Seller, pursuant to Section 12.03, (iv) a copy of each amendment to this Agreement and (v) any Opinion of Counsel delivered to the Owner Trustee pursuant to Section 17.02(i).

                  (b) The Owner Trustee hereby expresses its intention to deliver promptly to each Rating Agency (i) a copy of each annual certified public accountant's report received by the Owner Trustee pursuant to Section 8.11, (ii) a copy of each amendment to this Agreement and (iii) a copy of the notice of termination of the Trust provided to the Certificateholder pursuant to
Section 16.01.

                  (c) For purposes of delivery pursuant to paragraphs (a) and (b) of this Article V, the addresses for the Rating Agencies are:

                   Structured Finance/Asset Backed Surveillance Group Standard & Poor's Ratings Services, a division of The
                     McGraw-Hill Companies, Inc.
                   55 Water Street, 40th Floor
                   New York, New York 10041-0003

                   Moody's Investors Service, Inc.
                   Attention:  ABS Monitoring Department
                   4th Floor
                   99 Church Street
                   New York, New York 10007

                  (d) The provisions of this Article V are included herein for convenience of reference only and shall not be construed to be contractual undertakings or obligations. The failure of the Servicer or the Owner Trustee to comply with any or all of the provisions of this Article V shall not constitute an Event of Servicer Default or a default of any kind under this Agreement or make any remedy available to any Person.

                                   ARTICLE VI

                                Agent for Service

         The agent for service for the Seller shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         The agent for service for the Servicer shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         A copy of any service of process served on the Seller or the Servicer hereunder shall also be sent to the parties to receive notices on behalf of the Seller or Servicer, as the case may be, under Section 17.05 of this Agreement.

                                   ARTICLE VII

                                 The Receivables

         SECTION 7.01.  Representations  and  Warranties of Seller . Pursuant to
Article III, the Seller has assigned to the Trust the benefit of, and its rights respecting, the representations and warranties made to the Seller in the Purchase Agreement as to the Receivables on which the Trust relies in accepting the Receivables, issuing the Certificate and executing and delivering the Indenture. The Seller agrees that the representations shall also be for the benefit of the Secured Parties. Such representations and warranties speak as of the execution and delivery of the Purchase Agreement but shall survive the sale, transfer, and assignment of the Receivables to the Trust.

         (a) The Seller hereby represents and warrants to the Trust that it has entered into the Purchase Agreement with UAC and UAFC, that UAC and UAFC have made the representations and warranties set forth therein, that such representations and warranties run to and are for the benefit of the Seller, and that pursuant to Article III of this Agreement the Seller has transferred and assigned to the Trust all rights of the Seller to cause UAC under the Purchase Agreement to repurchase Receivables in the event of a breach of such representations and warranties.

         (b) It is the intention of the Seller that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables from the Seller to the Trust and that the beneficial interest in and title to the Receivables not be part of the receivership estate in the event of the appointment of a receiver for the Seller. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Trust. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all liens, and, immediately upon the transfer thereof, the Trust (for the benefit of the Certificateholder and the Secured Parties pursuant to the Indenture) shall have good and marketable title to each Receivable, free and clear of all liens and rights of others, except for the rights of the Certificateholder and the Insurer; and the transfer has been perfected under the UCC. On or prior to the Closing Date, all filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trust a first perfected ownership interest in the Receivables shall have been made.

         SECTION 7.02. Repurchase Upon Breach . The Seller, UAC, the Servicer, or the Owner Trustee, as the case may be, shall inform the Indenture Trustee, the Insurer and the other parties promptly, in writing, upon the discovery of any breach of the representations and warranties contained in the Purchase Agreement. This obligation shall not constitute an obligation on the part of the Owner Trustee to actively seek to discover any such breaches. Unless the breach shall have been cured by the second Record Date following the discovery, UAC, pursuant to its obligations under the Purchase Agreement, shall repurchase any Receivable materially and adversely affected by the breach as of such Record Date (or, at UAC's option, the first Record Date following the discovery). In consideration of the purchase of the Receivable, UAC shall remit the Purchase Amount, in the manner specified in Section 9.03. The sole remedy of the Owner Trustee, the Trust, or the Indenture Trustee with respect to a breach of the representations and warranties referred to in Section 7.01 shall be to require UAC to repurchase Receivables pursuant to the Purchase Agreement and this
Section 7.02.

         SECTION 7.03. Custody of Receivable Files . To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trust, upon the execution and delivery of the Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, for the benefit of the Trust and the Indenture Trustee, to act as the agent of the Trust as custodian of the following documents or instruments which are hereby constructively delivered to the Trust with respect to each Receivable:

                  (i)      The original of the Receivable.

                  (ii) The original credit application fully executed by the Obligor.

                  (iii) The original certificate of title or such documents that the Seller or Servicer shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Seller in the Financed Vehicle.

                  (iv) Any and all other documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor, or a Financed Vehicle.

         SECTION 7.04.  Duties of Servicer as Custodian .

         (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Trust for the use and benefit of the Trust, and maintain such accurate and complete accounts, records, and computer systems pertaining to each Receivable File as shall enable the Trust to comply with this Agreement and the other Basic Documents to which it is a party. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, in such a manner as shall enable the Trust to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Owner Trustee and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure; provided, however, notwithstanding anything to the contrary in Section 7.03 or this Section 7.04, the Servicer shall not be required to possess the original of Receivables representing less than 2% of the Original Pool Balance until 30 days following the Closing Date.

         (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B to this Agreement, or at such other office as shall be specified to the Owner Trustee and the Indenture Trustee by prior written notice. The Servicer shall make available to the Owner Trustee and the Indenture Trustee and their duly authorized representatives, attorneys, or auditors a list of locations of the Receivable Files, the Receivable Files, and the related accounts, records, and computer systems maintained by the Servicer at such times as the Owner Trustee shall instruct.

         (c) Release of Documents. Upon instruction from the Owner Trustee, the Servicer shall release any document in a Receivable File to the Owner Trustee, the Owner Trustee's agent, or the Owner Trustee's designee, as the case may be, at such place or places as the Owner Trustee may designate, as soon as practicable.

         SECTION 7.05. Instructions; Authority to Act . The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Owner Trustee on behalf of the Trust.

         SECTION 7.06. Custodian's Indemnification . The Servicer, shall indemnify the Trust, the Owner Trustee and the Indenture Trustee (which shall include, for purposes of this Section 7.06, their directors, officers, employees and agents) for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred, or asserted against the Trust, the Owner Trustee or the Indenture Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer of the Receivable Files; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of the Owner Trustee or the Indenture Trustee. This indemnity shall survive the termination of this Agreement and the resignation or removal of the Owner Trustee or the Indenture Trustee.

         SECTION 7.07. Effective Period and Termination . The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section
7.07. If the Servicer shall resign in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 14.01, the appointment of the Servicer as custodian may be terminated by the Trust with the consent of the Indenture Trustee and the Insurer (so long as the Insurer is not in default of its obligations under the Policy). In addition, the Trust may terminate the Servicer's appointment as custodian with cause at any time upon written notification to the Servicer and the Indenture Trustee. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Trust's agent at such place or places as the Owner Trustee on behalf of the Trust, with the consent of the Insurer and the Indenture Trustee, may reasonably designate.

                                  ARTICLE VIII

                   Administration and Servicing of Receivables

         SECTION 8.01. Duties of Servicer . The Servicer, for the benefit of the Trust and the Secured Parties, shall manage, service, administer, and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself. The Servicer's duties shall include collection and posting of all payments, making Advances (in the Servicer's sole discretion), responding to inquiries of Obligors or of federal, state or local governmental authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to Obligors, accounting for collections, and furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions. The Servicer shall follow its customary standards, policies, and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered by the Trust to execute and deliver, on behalf of itself, the Trust, the Owner Trustee, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable or a Defaulted Receivable, the Trust and the Indenture Trustee shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. The Owner Trustee and the Indenture Trustee shall execute any documents prepared by the Servicer and delivered to the Trust for execution that are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         SECTION 8.02. Collection of Receivable Payments (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of such Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself. If payments are extended in the ordinary course of the Servicer's collection procedures, and, as a result, any Receivable would be outstanding at the Stated Final Payment Date, then the Servicer shall be obligated to purchase such Receivable pursuant to Section 8.07 (unless such Receivable is otherwise being purchased pursuant to Section 16.02) as of the last day of the Collection Period immediately preceding the Stated Final Payment Date. The Servicer may in its discretion waive any late payment charge or any other fees that it is entitled to retain under Section 8.08, or other fee (to the extent consistent with its credit and collection policy on the Closing Date) that may be collected in the ordinary course of servicing a Receivable.

         (b) All allocations of payments with respect to a simple-interest Receivable to principal and interest and determinations of periodic charges and the like shall be made using the simple interest method, based on either the actual number of days elapsed and the actual number of days in the calendar year or on the basis of a thirty-day month and a 360-day calendar year, as specified in the related installment sales contract or installment loan and security agreement. Each payment on a simple interest Receivable shall be applied first to the amount of interest accrued on such Receivable to the date of receipt; second, to principal due on such Receivable; third, to late charges, if any, accrued on such Receivable; and last, to reduce the remaining principal amount outstanding on such Receivable. Payments made by or on behalf of an Obligor on a Precomputed Receivable including any Payaheads previously made and added to the Payahead Balance with respect to such Precomputed Receivable shall be applied first to overdue Scheduled Payments (including reduction of Outstanding Advances as provided in Section 9.05). Next, any excess shall be applied to the Scheduled Payment and any remaining excess shall be added to the Payahead Balance, and shall be applied to prepay the Precomputed Receivable, but only if such Payahead Balance shall be sufficient to prepay the Receivable in full. Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead Balance.

         SECTION 8.03. Realization Upon Receivables . (a) On behalf of the Trust and the Secured Parties the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined that eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds. After appropriate disposition of the Financed Vehicle, the Servicer shall also take such measures as it deems reasonable and appropriate to realize value in respect of any deficiency balance of the Receivable including pursuit of action on behalf of the Trust and/or the Secured Parties against the Obligor with respect to such deficiency.

         (b) Unless otherwise stated in this Agreement, the Servicer shall either purchase or liquidate each Financed Vehicle that has not previously been liquidated and that secures, or previously secured, a Defaulted Receivable either (i) by the end of the Collection Period preceding the final scheduled Payment Date during the life of the Trust or (ii) if earlier, by the end of the ninth Collection Period following the Collection Period during which such Receivable became a Defaulted Receivable. Any purchase of a Financed Vehicle by the Servicer shall be made at a price equal to the fair market value of the Financed Vehicle as determined by the Servicer in accordance with the Servicer's normal servicing standards.

         SECTION 8.04. Physical Damage Insurance . The Servicer, in accordance with its customary servicing procedures and underwriting standards, shall require that each Obligor shall have obtained and shall maintain physical damage insurance covering the Financed Vehicle.

         SECTION 8.05. Maintenance of Security Interests in Financed Vehicles . The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to ensure that perfection of the security interest created by each Receivable in the related Financed Vehicle has been obtained, and to maintain such security interest. The Trust hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason. Without limiting the foregoing, in the event that the Servicer consigns a repossessed Financed Vehicle to an affiliate for liquidation, it shall take such measures as are necessary or appropriate to maintain the security interest in the Financed Vehicle in the hands of the consignee until such Financed Vehicle is liquidated, including appropriate precautionary UCC-1 filings. In addition, UAC and/or such affiliate will notify such affiliate's creditors, if any, of such consignee affiliate arrangements described above on or before such arrangements are made.

         SECTION 8.06. Covenants of Servicer . The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Certificateholder or the Secured Parties in the Receivables, nor shall the Servicer change the amount of the Scheduled Payment under a Receivable or change the Amount Financed under a Receivable or reduce the Contract Rate of a Receivable (except if so ordered by a bankruptcy court in a proceeding concerning the Obligor or otherwise mandated by law).

         SECTION 8.07. Purchase of Receivables Upon Breach . The Servicer, the Indenture Trustee or the Owner Trustee shall inform the other party and the Indenture Trustee and the Insurer promptly, in writing, upon the discovery of
(i) any breach by the Servicer of its obligations under Section 8.06 or (ii) the existence of the Servicer's obligation to purchase a Receivable pursuant to
Section 8.02(a). This obligation shall not constitute an obligation on the part of the Owner Trustee or the Indenture Trustee to discover any such breaches or circumstances. Unless the breach under Section 8.06 shall have been cured by the second Record Date following the discovery, the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such day (or, at the Servicer's election, as of the first Record Date following the discovery). In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount with respect to such Receivable in the manner specified in Section 9.03. The sole remedy of the Owner Trustee, the Trust, or the Secured Parties with respect to a breach pursuant to Section 8.06 or the grant of an extension which triggers an obligation of the Servicer under Section 8.02(a) shall be to require the Servicer to purchase Receivables pursuant to this Section 8.07, except as provided in Section 13.02.

         SECTION 8.08. Servicing Fee . The servicing fee for a Collection Period shall equal the Monthly Servicing Fee (except that in the case of a successor Servicer, the servicing fee shall equal such amount as is arranged in accordance with Section 14.02). The Servicer shall be entitled to retain from payments of interest on the Receivables collected during a Collection Period an amount equal to the Monthly Servicing Fee due the Servicer in respect of such Collection Period and need not deposit such amount in the Collection Account. The Servicer shall also be entitled to retain, and need not deposit in the Collection Account, all late fees, Prepayment Charges, other administrative fees or similar charges allowed by applicable law with respect to Receivables, if any, collected (from whatever source) on the Receivables. The Monthly Servicing Fee will be paid only out of the funds of the Trust and not from the Owner Trustee's own funds. So long as Union Acceptance Corporation is the Servicer, if the Servicer fails to pay the fees and expenses of the Owner Trustee or the Indenture Trustee pursuant to Section 15.07 hereof or pursuant to the Indenture, the Owner Trustee and Indenture Trustee shall be entitled to receive such amount from the Monthly Servicing Fee prior to payment thereof to the Servicer and the Servicer shall not retain from collections that portion of the Monthly Servicing Fee equal to any fees of the Owner Trustee and Indenture Trustee that are due and payable and any unpaid amount that the Servicer has received notice is due the Owner Trustee or the Indenture Trustee as reimbursement for expenses.

         SECTION 8.09. Servicer's Certificate . On or before the Determination Date following each Collection Period, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Insurer a Servicer's Certificate in substantially the form of Exhibit 3 attached hereto containing all information necessary to make the distributions pursuant to Section 9.04 of the Indenture (so long as the Notes remain outstanding) for the Collection Period preceding the date of such Servicer's Certificate and all information necessary for the Indenture Trustee to send statements to the Noteholders and the Owner Trustee to send statements to the Certificateholder, including (A) the amount of aggregate collections on the Receivables, (B) the aggregate Purchase Amount of the Receivables repurchased by UAC and purchased by the Servicer, (C) with respect to Precomputed Receivables the net deposit from the Collection Account to the Payahead Account or the net withdrawal from the Payahead Account to the Collection Account required for the Collection Period in accordance with Section
9.09 of the Indenture, and in the case of a net withdrawal, the Monthly Interest and Monthly Principal reported on such Servicer's Certificate shall reflect the portions of such withdrawal allocable to interest and principal, respectively, in accordance with this Agreement, (D) the amount, if any, to be withdrawn from the Spread Account and the amount, if any, to be drawn on the Policy, (E) information respecting (i) delinquent Receivables that are 30, 60 and 90 days past due, and (ii) the number of repossessions of Financed Vehicles during the preceding Collection Period, number of unliquidated repossessed Financed Vehicles, gross and net losses on the Receivables, and recoveries on charged off Receivables; and (F) each other item listed in Section 9.04 of the Indenture reasonably requested by a Rating Agency, the Indenture Trustee or the Insurer in order to monitor the performance of the Receivables. Receivables purchased by UAC as of the last day of such Collection Period shall be identified by the UAC account number with respect to such Receivable (as specified in Schedule A to this Agreement).

         SECTION 8.10.  Annual  Statement as to Compliance;  Notice of Default .
(a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Insurer, on or before April 30 of each year, beginning on the first April 30 that is at least six months after the Closing Date, an Officers' Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or in the case of the initial Officer's Certificate, the period from the Closing Date to and including the date of such Officer's Certificate) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate and the report referred to in Section 8.11 may be obtained by any Certificateholder at its own expense by a request in writing to the Owner Trustee addressed to the Corporate Trust Office.

         (b) The Servicer shall deliver to a Responsible Officer of the Owner Trustee, the Indenture Trustee and the Insurer, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Servicer Default under Section 14.01. The Seller or UAC shall deliver to a Responsible Officer of the Owner Trustee, the Indenture Trustee and the Insurer, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Servicer Default under clause (ii) of Section 14.01.

         SECTION 8.11. Annual Independent Certified Public Accountant's Report . The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer, to deliver to the Owner Trustee, the Indenture Trustee and the Insurer on or before September 30 of each year concerning the 12-month period ended June 30 of such year (or shorter period since the date of this Agreement), beginning on the first September 30 following the first June 30 after the Closing Date, a report addressed to the Board of Directors of the Servicer to the effect that such firm has reviewed the servicing of the Receivables by the Servicer and that such review (1) included tests relating to new or used automobile, van and light truck loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in the Agreement, and (2) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, van or light truck loans serviced for others that, in the firm's opinion, paragraph four of such program requires such firm to report.

         The report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         SECTION 8.12. Access to Certain Documentation and Information Regarding Receivables . The Servicer shall provide to the Owner Trustee, Indenture Trustee and the Insurer access to the Receivables Files in such cases where such parties shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 8.12.

         SECTION 8.13. Servicer Expenses . The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer, and expenses incurred in connection with regular payments and reports to Noteholders.

         SECTION 8.14. Reports to Noteholders . The Owner Trustee shall provide to any Noteholder who so requests in writing (addressed to the Corporate Trust Office) a copy of any certificate described in Section 8.09, the annual statement described in Section 8.10, or the annual report described in Section
8.11. The Owner Trustee may require the requesting party to pay a reasonable sum to cover the cost of the Owner Trustee complying with such request.

                                   ARTICLE IX

         Collections; Distributions to Noteholders and Certificateholder

         SECTION 9.01. Collection Account . The Seller shall establish the Collection Account as a segregated trust account in the name of the Trust for the benefit of the Secured Parties with the Indenture Trustee (at the Indenture Trustee Office) or another Eligible Bank. The Servicer shall direct the Indenture Trustee to invest the amounts in the Collection Account in Eligible Investments that mature not later than the Business Day prior to the next succeeding Payment Date and to hold such Eligible Investments to maturity. The Servicer shall instruct the Indenture Trustee (or its custodian) to and the Indenture Trustee shall at all times (i) maintain possession of any negotiable instruments or securities evidencing Eligible Investments until the time of sale or maturity and each certificated security or negotiable instrument evidencing an Eligible Investment shall be endorsed in blank or to the Indenture Trustee or registered in the name of the Owner Trustee and (ii) cause any Eligible Investment represented by an uncertificated security to be registered in the name of the Indenture Trustee.

         SECTION 9.02. Collections . (a) The Servicer shall remit to the Collection Account all payments by or on behalf of the Obligors on the
Receivables and all Liquidation Proceeds, both as collected during the Collection Period net of Monthly Servicing Fees and administrative fees allowed to be retained by the Servicer pursuant to Section 8.08 and net of charge backs (attributable to errors in posting, returned checks, or rights of offset for amounts that should not have been paid or that must be refunded as the result of a successful claim or defense under bankruptcy or similar laws) not later than the second Business Day following the Business Day on which such amounts are received by the Servicer. Notwithstanding the foregoing, for so long as (a) UAC remains the Servicer, (b) no Event of Servicer Default shall have occurred and be continuing and (c)(1) UAC maintains a short-term rating of at least A-1 by Standard & Poor's and P-l by Moody's (and for five Business Days following a reduction in either such rating) or (2) prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with) and the prior written consent of the Insurer (not to be unreasonably withheld) shall have been obtained, the Servicer may remit all such payments and Liquidation Proceeds with respect to any Collection Period to the Collection Account on a less frequent basis, but in no event later than the Determination Date immediately preceding each Payment Date. The Servicer shall remit any Advances with respect to a Collection Period to the Collection Account on or before the Determination Date.

         (b) The Servicer, the Owner Trustee and/or Indenture Trustee shall deposit in the Collection Account any funds received by such parties in respect of funds drawn under the Policy from the Insurer.

         (c) If the Available Funds for a Payment Date are insufficient to pay current and past due Insurance Premiums, or any amounts owing to the Insurer pursuant to the Insurance Agreement including, without limitation, reimbursements, indemnities, fees and expenses, plus accrued interest thereon, to the Insurer, the Servicer shall notify the Owner Trustee and the Indenture Trustee of such deficiency, and the Available Spread Amount, if any, then on deposit in the Spread Account (after giving effect to any withdrawal to satisfy a deficiency in Monthly Interest or Monthly Principal) shall be available to cover such deficiency.

         SECTION 9.03. Purchase Amounts . (a) Not later than the Determination Date, the Servicer, UAC or the Owner Trustee shall remit to the Collection
Account the aggregate Purchase Amount for such Collection Period pursuant to Sections 7.02 and 8.07 and (b) not later than 11:00 a.m. (New York City time) on the related Payment Date, the Servicer shall remit to the Collection Account the aggregate Optional Disposition Price for Receivables on such Payment Date pursuant to Section 16.02.

         SECTION 9.04. Application of Funds . (a) On each Determination Date, the Servicer shall determine (i) the amount of payments on all Receivables and all Liquidation Proceeds received during such Collection Period, the amount of Advances for such Collection Period, and the Purchase Amount for all Receivables purchased or repurchased with respect to such Collection Period which have been deposited in the Collection Account (excluding amounts required to be paid pursuant to Sections 7.02, 8.07, and 9.05 but not so paid) after giving effect to the net transfer from the Collection Account to the Payahead Account or from the Payahead Account to the Collection Account as provided in Section 9.09 of the Indenture (the "Available Funds"), and (ii) the amount of funds necessary to make the distributions required pursuant to Section 9.04(a) (i) through (xi) of the Indenture, inclusive, on the next Payment Date. The Servicer shall by a Servicer's Certificate on or before the Determination Date notify the Owner Trustee and the Indenture Trustee of such amounts by telecopy to the Corporate Trust Office and the Indenture Trustee Office or to such numbers as the Owner Trustee or Indenture Trustee may from time to time provide, followed promptly by mailing such notice to the Owner Trustee and the Indenture Trustee and to the Insurer.

         (b) On any Payment Date on which there are not sufficient Available Funds to make the distributions required pursuant to Section 9.04(a) (i) through
(vi) of the Indenture (after reducing the amount of Monthly Principal which is payable on such date pursuant to Section 9.04(b)(i) of the Indenture), if necessary, the Indenture Trustee may, or the Servicer on its behalf shall, withdraw from the Spread Account, to the extent of the Available Spread Amount, an amount equal to such deficiency and promptly deposit such amount in the Collection Account. If such deficiency exceeds the Available Spread Amount, the Servicer shall simultaneously and in the same manner also notify the Owner Trustee, the Indenture Trustee and the Insurer of the amount of such excess deficiency.

         (c) On each Payment Date, the Owner Trustee shall distribute to the Certificateholder the amount of funds on deposit in the Spread Account in excess of the Required Spread Amount, if any, for such Payment Date, as received from the Indenture Trustee pursuant to Section 9.04 of the Indenture on such Payment Date.

         (d) On each Payment Date, the Owner Trustee shall send to the Certificateholder the Servicer's Report provided to the Owner Trustee by the Servicer for such Payment Date.

         (e) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to the Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 9.04. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholder sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust to be remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee in its sole discretion may (but unless otherwise required by law shall not be obligated to) withhold such amounts in accordance with this paragraph (e). Upon request, any Certificateholder shall provide its federal employer identification number or any other information or tax forms the Owner Trustee or the Administrator may reasonably request. In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

         (f) Distributions required to be made to the Certificateholder on any Payment Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, or by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register.

         SECTION 9.05. Advances . (a) As of the last day of the initial Collection Period, the Servicer shall advance funds equal to the excess, if any, of Monthly Interest due in respect of the initial Collection Period, over the Collected Interest for such Collection Period; and (b) as of the last day of each subsequent Collection Period, the Servicer shall advance funds in the amount of the Interest Advance Amount (or such other amount as the Servicer shall reasonably determine to cover an Interest Shortfall) with respect to each Receivable that is delinquent for more than 30 days, in each such case, to the extent that the Servicer, in its sole discretion, determines that the Advance will be recoverable from payments by or on behalf of the Obligor, the Purchase Amount, or Liquidation Proceeds. With respect to each Receivable, the Advance paid pursuant to this Section 9.05 shall increase Outstanding Advances. Outstanding Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds, or payments of the Purchase Amount. The Servicer shall remit any Advances with respect to a Collection Period to the Collection Account by the related Determination Date.

         If the Servicer shall determine that an Outstanding Advance with respect to any Receivable shall not be recoverable, the Servicer shall be reimbursed from any collections made on other Receivables in the Trust, and Outstanding Advances with respect to such Receivable shall be reduced accordingly.

         SECTION 9.06. Net Deposits . For so long as Union Acceptance Corporation is the Servicer, Union Acceptance Corporation (in whatever capacity) may make the remittances with respect to any Payment Date pursuant to Section
9.02 above,  net of amounts to be  distributed  to itself or its  delegee  under
Section 13.06 (also in whatever capacity),  if it determines pursuant to Section
9.02 that there is no deficiency in Available Funds for such Payment Date. Nonetheless, the Servicer shall account for all of the above described amounts as if such amounts were deposited and distributed.

         SECTION  9.07.  No  Segregation  of  Moneys;  No  Interest . Subject to
Section 9.04, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or this Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

         SECTION 9.08. Accounting and Reports to the Certificateholder, the Internal Revenue Service and Others. The Owner Trustee shall deliver to the Certificateholder, as may be required by the Code and applicable Treasury Regulations, or as may be requested by such Certificateholder, such information, reports or statements as may be necessary to enable the Certificateholder to prepare its federal and state income tax returns. Consistent with the Trust's characterization for tax purposes as a security arrangement for the issuance of non-recourse debt so long as the Seller or any other Person is the sole beneficial owner of the Trust, no federal income tax return shall be filed on behalf of the Trust unless either (i) the Owner Trustee shall receive an Opinion of Counsel that, based on a change in applicable law occurring after the date hereof, or as a result of a transfer by a selling Certificateholder permitted by
Section 11.03, the Code requires such a filing or (ii) the Internal Revenue Service shall determine that the Trust is required to file such a return. In the event that there shall be two or more beneficial owners of the Trust, the Owner Trustee shall inform the Indenture Trustee in writing of such event, (x) the Administrator, on behalf of the Trust shall prepare or shall cause to be prepared federal and, if applicable, state or local partnership tax returns required to be filed by the Trust and shall remit such returns to the Seller for signature (or if the Seller no longer owns the Certificate, to the Seller to the extent its tax liability is affected thereby and otherwise to the successor Certificateholder) at least (5) days before such returns are due to be filed, and (y) capital accounts shall be maintained for each beneficial owner in accordance with the Treasury Regulations under Section 704(b) of the Code reflecting each such beneficial owner's share of the income, gains, deductions, and losses of the Trust and/or guaranteed payments made by the Trust and contributions to, and distributions from, the Trust. The Seller (or such successor Certificateholder, as applicable) shall promptly sign such returns and deliver such returns after signature to the Administrator, on behalf of the
Trust and such  returns  shall be filed by the  Administrator,  on behalf of the
Trust with the appropriate tax authorities. In the event that a "tax matters partner" (within the meaning of Code Section 6231(a)(7)) is required to be appointed with respect to the Trust, the Seller is hereby designated as tax matters partner or, if the Seller is not the Certificateholder, the Seller to the extent its tax liability is affected thereby and otherwise the successor Certificateholder, shall be designated as tax matters partner. In no event shall the Owner Trustee, the Administrator or the Seller (or such designee Certificateholder, as applicable) be liable for any liabilities, costs or expenses of the Trust or the Noteholders arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith) except for any such liability, cost or expense attributable to any act or omission by the Owner Trustee, the Administrator or the Seller (or such designee Certificateholder as applicable), as the case may be, in breach of its obligations under this Agreement. Unless otherwise instructed by a majority in interest of the Certificateholders, none of the Owner Trustee, the Administrator, or the Seller shall elect, or shall cause an election to be made, under (i) Section 1278 of the Code to accrue its market discount income currently or (ii) Section 754 of the Code.

         SECTION 9.09. Payahead Account. The Servicer shall establish the Payahead Account in the name of the Trust on behalf of the Obligors and the Noteholder as their interests may appear. The Servicer shall maintain the Payahead Account pursuant to Section 9.09 of the Indenture.

                                    ARTICLE X

                               Intentionally Blank




                                   ARTICLE XI

                                 The Certificate

         SECTION 11.01. The Certificate . The Certificate shall be issued in the form of one or more certificates and shall initially be issued to the Seller. The Certificate shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Owner Trustee. A Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be a valid and binding obligation of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificate.

         SECTION 11.02. Authentication of Certificate . The Owner Trustee shall cause the Certificate to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Seller, signed by its chairman of the board, its president, or any vice president, without further corporate action by the Seller, in authorized denominations, pursuant to this Agreement. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication, substantially as set forth in the form of Certificate attached as an exhibit to this Agreement, executed by a Responsible Officer of the Owner Trustee by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. Each Certificate shall be dated the date of its authentication.

         SECTION 11.03. Registration of Transfer and Exchange of Certificate . The Owner Trustee shall keep or cause to be kept, at the Corporate Trust Office, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates subject to the restrictions provided herein.

         Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Owner Trustee shall execute, authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee, provided, however, that registration of transfer of a Certificate may not be effected unless (A) the Owner Trustee receives an Opinion of Counsel, satisfactory to it, to the effect that (i) such transfer may be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, and (ii) such transfer will not adversely affect the tax treatment of the Trust or the Notes; (B) the Insurer has consented to such transfer and (C) the Rating Agency Condition shall have been satisfied with respect to such transfer.

         Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee duly executed by the Holder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Owner Trustee.

         The Seller, as the initial Certificateholder, and each subsequent Certificateholder by its acceptance of its Certificate, represents and warrants to the Trust, the Owner Trustee and the Secured Parties that it is not a "Benefit Plan" (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended) and agrees to indemnify and hold harmless the Trust, the Owner Trustee and the Secured Parties in respect of any tax, loss, liability or expense incurred as a result of the breach of such representation and warranty by such Certificateholder.

         No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Owner Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of a Certificate.

         SECTION 11.04. Mutilated,  Destroyed, Lost, or Stolen Certificates . If
(a) any mutilated Certificate shall be surrendered to the Owner Trustee, or if the Owner Trustee shall receive evidence to its satisfaction of the destruction, loss, or theft of any Certificate and (b) there shall be delivered to the Owner Trustee such security or indemnity as may be required by it to save it harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 11.04, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 11.04 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

                                   ARTICLE XII

                                   The Seller

         SECTION 12.01. Representations and Undertakings of Seller . (a) The Seller makes the following representations on which the Trust relies in accepting the Receivables and executing and authenticating the Certificate and undertaking its obligations under the Indenture. The Seller agrees that the representations and undertakings shall also be for the benefit of the Owner Trustee and the Secured Parties. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to the Trust.

                                    (i)  Organization  and  Good  Standing.  The
                  Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire and own the Receivables.

                                    (ii) Due  Qualification.  The Seller is duly
                  qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

                                    (iii)  Power and  Authority.  The Seller has
                  the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery, and performance of the Agreement has been duly authorized by the Seller by all necessary corporate action.

                                    (iv) Valid Sale; Binding  Obligations.  This
                  Agreement evidences a valid sale, transfer, and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller; and evidences a legal, valid, and binding obligation of the Seller enforceable in accordance with its terms.

                                    (v) No Violation.  The  consummation  of the
                  transactions contemplated by the Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the charter or by-laws of the Seller, or any indenture, agreement, or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor violate any law or, to the best of the Seller's knowledge, any order, rule, or regulation applicable to the Seller of any court or of any federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

                                    (vi)   No   Proceedings.    There   are   no
                  proceedings or investigations pending, or, to the Seller's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, or (D) which might adversely affect the federal income tax attributes of the Trust.

                  (b) The Seller further covenants that, prior to termination of the Trust:

                                    (i) It will  not  engage  at any time in any
                  business or business activity other than such activities expressly set forth in its Certificate of Incorporation delivered to the Insurer on or prior to the Closing Date, and will not amend its Certificate of Incorporation without the prior written consent of the Insurer.

                                    (ii) It will not, without the consent of the
                  Insurer (not to be unreasonably withheld), sell, assign, pledge or otherwise transfer, in whole, or in part or in any series of related or unrelated transactions any of its right, title or interest in or to the Certificate.

                                    (iii)   It will not:

                                            (A) Fail to do all things  necessary
                           to maintain its corporate existence separate and apart from UAC and any other Person, including, without limitation, holding regular meetings of its stockholders and board of directors and maintaining appropriate corporate books and records (including a current minute book);

                                            (B)  Suffer  any  limitation  on the
                           authority of its own directors and officers to conduct its business and affairs in accordance with their independent business judgment or authorize or suffer any Person other than its own officers and directors to customarily delegated to others under powers of attorney for which a corporation's own Officers and directors would customarily be responsible;

                                            (C) Fail to (I) maintain or cause to
                           be maintained by an agent of the Seller under the Seller's control physical possession of all its books and records, (II) maintain capitalization adequate for the conduct of its business, (III) account for and manage all its liabilities separately from those of any other Person, including payment by it of all payroll, administrative expenses and taxes, if any, from its own assets, (IV) segregate and identify separately all of its assets from those of any other Person, (V) to the extent any such payments are made, pay its employees, officers and agents for services performed for the Seller or (VI) maintain a separate office address with a separate telephone number from those of UAC or any other affiliate thereof; or

                                            (D)  Except  as may be  provided  in
                           this Agreement, or a similar agreement relating to other securitizations in which the Seller has similar rights and/or obligations, commingle its funds with those of UAC or any affiliate thereof or use its funds for other than the Seller's uses.

         SECTION 12.02. Liability of Seller; Indemnities . The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

                           (i) The Seller shall indemnify, defend, and hold harmless the Owner Trustee in its individual and trust capacities, the Indenture Trustee, their respective officers, directors, employees and agents, the Trust and the Noteholders from and against any taxes that may at any time be asserted against such parties with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificate and the Notes, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes arising out of distributions on the Certificate or the Notes) and costs and expenses in defending against the same.

                           (ii) The Seller shall indemnify, defend, and hold harmless the Owner Trustee (in its individual and trust capacities), the Indenture Trustee, their officers, directors, employees and agents and the Trust from and against any loss, liability, or expense incurred by reason of (a) the Seller's willful misfeasance, bad faith, or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (b) the Seller's violation of federal or State securities laws in connection with the registration of the sale of the Certificate.

         Indemnification under this Section 12.02 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments to the Owner Trustee, the Indenture Trustee or the Trust pursuant to this Section and the Owner Trustee, the Indenture Trustee or the Trust thereafter shall collect any of such amounts from others, the Owner Trustee, the Indenture Trustee or the Trust, as the case may be, shall repay such amounts to the Seller, without interest. This indemnification shall survive the termination of this Agreement and the resignation or removal of the Owner Trustee or the Indenture Trustee.

         SECTION 12.03. Merger or Consolidation of, or Assumption of the Obligations of Seller . Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party, or (c) which may succeed to all or substantially all of the properties and assets of the Seller's business, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.01 shall have been breached and no Event of Servicer Default, and no event that, after notice or lapse of time, or both, would become an Event of Servicer Default shall have happened and be continuing, (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement of assumption comply with this Section 12.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (iii) the Seller shall have delivered an Opinion of Counsel to the Owner Trustee and the Indenture Trustee either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest. Notwithstanding the foregoing, the Seller shall not engage in any merger or consolidation with any Person, or a disposition of all or substantially all of its assets without providing advance written notice thereof to the Owner Trustee and the Indenture Trustee and without obtaining the prior written consent of the Insurer, not to be unreasonably withheld.

         SECTION 12.04. Limitation on Liability of Seller and Others . The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.


                                  ARTICLE XIII

                                  The Servicer

         SECTION 13.01. Representations of Servicer . The Servicer makes the following representations on which the Trust relies in accepting the Receivables and issuing the Certificate and executing and delivering the Indenture. The Servicer agrees that the representations shall also be for the benefit of the Owner Trustee and the Secured Parties. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to the Owner Trustee and the pledge to the Secured Parties pursuant to the Indenture.
                           (i) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation under the laws of the State of Indiana, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire, own, sell, and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trust.

                           (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires such qualifications.

                           (iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action.

                           (iv) Binding Obligations. This Agreement constitutes a legal, valid, and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                           (v) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof does not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the charter or by-laws of the Servicer, or any indenture, agreement, or other instrument to which the Servicer is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor violate any law or, to the best of the Servicer's knowledge, any order, rule, or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties.

                           (vi) No Proceedings. There are no proceedings or investigations pending, or, to the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, or (D) which might adversely affect the federal income tax attributes of the Trust.

         SECTION 13.02. Indemnities of Servicer . The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

                           (i) The Servicer shall defend, indemnify, and hold harmless the Owner Trustee (in its individual and trust capacities), the Indenture Trustee, and their officers, directors, employees and agents, the Trust, the Certificateholder and the Noteholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Servicer or any affiliate thereof of a Financed Vehicle.

                           (ii) The Servicer shall indemnify, defend and hold harmless the Owner Trustee (in its individual and trust capacities), the Indenture Trustee, their officers, directors, employees and agents and the Trust from and against any taxes that may at any time be asserted against such parties with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificate, the Notes, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificate or the Notes) and costs and expenses in defending against the same.

                           (iii) The Servicer shall indemnify, defend, and hold harmless the Owner Trustee (in its individual and trust capacities), the Indenture Trustee, the Insurer, their officers, directors, employees and agents, and the Trust, the Certificateholder and the
         Noteholders from and against any and all costs, expenses, losses, claims, actions, suits, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such parties through, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement. This indemnity shall survive the termination of this Agreement or the Trust and the resignation or removal of the Owner Trustee.

                           (iv) The Servicer shall indemnify, defend, and hold harmless the Owner Trustee (in its individual and trust capacities), the Indenture Trustee, their respective officers, directors, employees and agents and the Trust from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such cost, expense, loss, claim, damage or liability: (a) shall be due to the willful misfeasance, bad faith, or negligence of the Owner Trustee or the Indenture Trustee; (b) relates to any tax other than the taxes with respect to which either the Seller or Servicer shall be required to indemnify the Owner Trustee or the Indenture Trustee; (c) shall arise from the breach of any of the representations or warranties of the Owner Trustee set forth in Section 15.13 or by the Indenture Trustee set forth in Section 6.13 of the Indenture; (d) shall be one as to which the Seller is required to indemnify the Owner Trustee or the Indenture Trustee under the Agreement; or (e) shall arise out of or be incurred in connection with the acceptance or performance by the Owner Trustee of the duties of successor Servicer.

         Indemnification under this Section 13.02 shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest. This indemnification shall survive the termination of this Agreement and the removal of the Servicer.

         SECTION 13.03. Merger or Consolidation of, or Assumption of the Obligations of Servicer . Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, or (c) which may succeed to all or substantially all of the properties and assets of the Servicer's indirect automobile financing and receivables servicing business, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Event of Servicer Default, and no event which, after notice or lapse of time, or both, would become an Event of Servicer Default shall have happened and be continuing,
(ii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 13.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (iii) the Servicer shall have delivered an Opinion of Counsel to the Owner Trustee and its Indenture Trustee either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Secured Parties in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest. Notwithstanding the foregoing, the Servicer shall not engage in any merger or consolidation in which it is not the surviving corporation without providing advance written notice thereof to the Owner Trustee and the Indenture Trustee and without obtaining the prior written consent of the Insurer, not to be unreasonably withheld.

         SECTION 13.04. Limitation on Liability of Servicer and Others . Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust, the Indenture Trustee, the Certificateholder or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement (collection actions with respect to Defaulted Receivables are understood to be incidental to the Servicer's duties to service the Receivables), and that in its opinion may involve it in any expense or liability.

         SECTION 13.05. Servicer Not to Resign . The Servicer shall not resign from its obligations and duties under this Agreement except upon determination that the performance of its duties shall no longer be permissible under applicable law or otherwise with the consent of the Owner Trustee, the Indenture Trustee and the Insurer. Any determination described above permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee. No such resignation shall become effective until the Indenture Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 14.02.

         SECTION  13.06.  Delegation  of Duties . Except as  provided in Section
13.03 hereof, it is understood and agreed by the parties hereto that the Servicer or the Seller may at any time delegate any duties including duties as custodian to any Person willing to accept such delegation and to perform such duties (including any affiliate of the Servicer) in accordance with the customary procedures of the Servicer. In connection with such delegation, the Servicer or the Seller may assign rights to the delegee or direct the payment to the delegee of benefits or amounts otherwise inuring to the benefit of, or payable to, the Seller or the Servicer hereunder. Any such delegation shall not relieve the Servicer or the Seller of their respective liability and responsibility with respect to such duties, and shall not constitute a resignation within Section 13.05 hereof. The Servicer shall give written notice to the Rating Agencies, the Owner Trustee, the Indenture Trustee and the Insurer of any such delegation.

                                   ARTICLE XIV

                                Servicer Default

         SECTION 14.01. Events of Servicer Default . If any one of the following events ("Events of Servicer Default") shall occur and be continuing:

                      (i) Any failure by the Servicer or UAC to deliver to the Collection Account (or to the Indenture Trustee for distribution to the Noteholders) any proceeds or payment required to be so delivered under the terms of the Indenture, this Agreement or the Purchase Agreement or any failure by the Servicer to deliver any Servicer's Certificate pursuant to Section 8.09 that, in either case, shall continue unremedied for a period of two Business Days (A) after written notice from either the Owner Trustee, the Indenture Trustee or the Insurer (so long as the Insurer is not in default of its obligations under the Policy) or by the holders of Notes evidencing not less than 25% of the aggregate outstanding balance of the Notes is received by the Servicer or UAC as specified in this Agreement or (B) after discovery by an officer of the Servicer; or

                      (ii) Failure on the part of the Servicer, the Seller or UAC duly to observe or to perform in any material respect any other covenants or agreements of the Servicer, the Seller or UAC, as the case may be, set forth in this Agreement or the Purchase Agreement, which failure shall (a) materially and adversely affect the rights of the Certificateholder or the Secured Parties and (b) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, UAC or the Seller, as the case may be, by the Owner Trustee, the Indenture Trustee or the Insurer (so long as the Insurer is not in default of its obligations under the Policy) or by the holders of Notes evidencing not less than 25% of the aggregate outstanding balance of the Notes; or

                      (iii) The occurrence of an Insolvency Event with respect to the Servicer;

then, and in each and every case, so long as an Event of Servicer Default shall not have been remedied, the Insurer (so long as the Insurer is not in default of its obligations under the Policy), or the Indenture Trustee (upon direction to do so by the holders of Notes evidencing not less than 25% of the outstanding principal balance of the Notes if the Insurer is in default under the Policy), by notice then given in writing to the Servicer may, terminate all of the rights and obligations of the Servicer under this Agreement. In addition, if a Trigger Event (as defined in the Insurance Agreement) shall have occurred, the Insurer may (A) require that the Indenture Trustee or the Administrator, on behalf of the Owner Trustee, deliver a notice of termination to the Servicer and appoint a successor Servicer designated by the Insurer in such notice pursuant to Section 14.02; (B) require that the Indenture Trustee or the Administrator, on behalf of the Owner Trustee, amend certificates of title relating to the Financed Vehicles and take other actions to identify the Indenture Trustee (on behalf of the Secured Parties) as the new secured party on such certificates of title; (C) as provided in the Insurance Agreement, require that the Servicer or successor Servicer or the Indenture Trustee instruct Obligors in respect of the Receivables to remit payment on the Receivable directly to the Owner Trustee or a separate account established exclusively for the Trust; and (D) as provided in the Insurance Agreement, compel transfer by the Servicer of all Receivables Files and, if applicable, certain rights in respect of servicing systems assets to the Insurer or to the successor Servicer designated by the Insurer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificate, the Notes or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee (except that the Indenture Trustee may but shall not be required to make Advances) or such successor Servicer as may be appointed under Section 14.02 pursuant to and under this Section 14.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer of electronic records related to the Receivables in such form as the successor Servicer may reasonably request and the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 14.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

         SECTION 14.02. Appointment of Successor . (a) Upon the Servicer's receipt of notice of termination pursuant to Section 14.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of
(x) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, the Indenture Trustee shall appoint a successor Servicer, which successor Servicer shall be reasonably acceptable to the Insurer (so long as the Insurer is not in default of its obligations under the Policy), and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 14.02, the Indenture Trustee without further action shall automatically be appointed the successor Servicer. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable or unwilling so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement and which financial institution is, in the case of appointment by the Owner Trustee, reasonably acceptable to the Insurer and the Indenture Trustee.

         (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer, and shall be entitled to the Monthly Servicing Fee and all of the rights granted to the predecessor Servicer, by the terms and provisions of this Agreement. The predecessor Servicer shall be entitled to be reimbursed for Outstanding Advances.

         (c) In connection with such appointment, the Indenture Trustee may make such arrangements for the successor Servicer out of payments on Receivables it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the original Servicer under this Agreement. The Indenture Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         SECTION 14.03. Notice of Events of Servicer Default . Upon any notice of an Event of Servicer Default or upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article XIV, the Owner Trustee shall give prompt written notice thereof to the Certificateholder at the address appearing in the Certificate Register, to the Insurer and to the Indenture Trustee for further notice thereof to the Noteholders.

         SECTION 14.04. Waiver of Past Defaults . The Insurer (so long as the Insurer is not in default of its obligations under the Policy) or the Indenture Trustee (if the Insurer is in default under the Policy) upon direction from holders of Notes evidencing not less than 51% of the outstanding principal balance of the Notes may waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Collection Account in accordance with this Agreement; provided, that no waiver of any default or provision of this Agreement shall become effective without the consent of the Insurer (unless the Insurer is in default of its obligations under the Policy). Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                   ARTICLE XV

                                The Owner Trustee

         SECTION 15.01. Duties of Owner Trustee . The Owner Trustee, both prior to and after the occurrence of an Event of Servicer Default, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Servicer Default shall have occurred and shall not have been cured and, in the case of an Event of Servicer Default described in clause (i) of Section 14.01, the Owner Trustee has received notice of such Event of Servicer Default, the Owner Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         The Owner Trustee shall execute and deliver, on behalf of the Trust, each Basic Document to which the Trust is a party and all certificates, instruments and agreements contemplated thereby. The Owner Trustee shall execute and authenticate the Certificates in accordance with this Agreement and shall execute the Notes in accordance with the Indenture.

         It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all its responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Certificateholder, subject to and in accordance with the provisions of this Agreement and the other documents to which the Trust is a party. Without limiting the foregoing, the Owner Trustee shall, upon written direction of the Certificateholder and on behalf of the Trust, file and prove any claim or claims that may exist on behalf of the Trust against the Seller in connection with any claims paying procedure as part of an insolvency or a receivership proceeding involving the Seller. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other documents to which the Trust is a party to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Trust or the Owner Trustee hereunder or under any other document to which the Trust is a party, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the documents to which the Trust is a party, the Owner Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables.

         The Owner Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Owner Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

         No provision of this Agreement shall be construed to relieve the Owner Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith; provided, however, that:

                           (i) Prior to the occurrence of an Event of Servicer Default, and after the curing of all such Events of Servicer Default that may have occurred, the duties and obligations of the Owner Trustee shall be determined solely by the express provisions of this Agreement, the Owner Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Owner Trustee and, in the absence of bad faith on the part of the Owner Trustee, or manifest error, the Owner Trustee may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement;

                           (ii) The Owner Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Owner Trustee shall have been negligent in ascertaining the pertinent facts;

                           (iii) The Owner Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance with this Agreement or at the direction of the Certificateholder relating to the time, method, and place of conducting any proceeding for any remedy available to the Owner Trustee, or exercising any trust or power conferred upon the Owner Trustee, under this Agreement;

                           (iv) The  Owner  Trustee  shall not be  charged  with
         knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) or (ii) of Section 14.01, or of any failure by the Seller to comply with the obligations of the Seller referred to in clause (ii) of Section 14.01, unless a
         Responsible Officer of the Owner Trustee receives written notice of such failure (it being understood that knowledge of the Servicer or the Servicer as custodian, in its capacity as agent for the Owner Trustee, is not attributable to the Owner Trustee) from the Servicer or the Seller, as the case may be; and

                           (v) Without limiting the generality of this Section or Section 15.04, the Owner Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to therein or any financing statement (or continuation statement) evidencing a security interest in the Receivables or the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed, or levied against, any part of the Trust, (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trust pursuant to this Agreement believed by the Owner Trustee to be genuine and to have been signed or presented by the proper party or parties, or (E) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Seller's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of the Receivable Files under this Agreement.

         The Owner Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Owner Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Owner Trustee shall be the successor to, and be vested with the rights, duties, powers, and privileges of, the Servicer in accordance with the terms of this Agreement. Except for actions expressly authorized by this Agreement, the Owner Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or to impair the value of any Receivable.

         SECTION 15.02. Owner Trustee's Certificate . On or as soon as practicable after each Payment Date on which Receivables shall be (i) assigned to UAC pursuant to Section 7.02 or deemed to be assigned to the Seller as a result of the application of Available Funds in respect of Defaulted Receivables pursuant to Sections 9.04 and 9.05 or (ii) assigned to the Servicer pursuant to
Section 8.07 or to the Servicer or any other Person designated by the Servicer pursuant to Section 16.02, the Owner Trustee shall, at the written request of the Servicer, execute an Owner Trustee's Certificate, substantially in the form of, in the case of an assignment to UAC, Exhibit 1, or, in the case of an assignment to the Servicer, Exhibit 2, based on the information contained in the Servicer's Certificate for the related Collection Period, amounts deposited to the Collection Account, and notices received pursuant to this Agreement, identifying the Receivables repurchased or deemed to be repurchased by UAC pursuant to Section 7.02 or 9.02 or purchased by the Servicer pursuant to
Section 8.07 or the Servicer or any other Person designated by the Servicer pursuant to Section 16.02 during such Collection Period, and shall deliver such Owner Trustee's Certificate, accompanied by a copy of the Servicer's Certificate for such Collection Period to UAC or the Servicer, as the case may be with a copy to the Indenture Trustee. The Owner Trustee's Certificate shall be an assignment pursuant to Section 15.03.

         SECTION 15.03. Trust's Assignment of Purchased Receivables . With respect to each Receivable repurchased by UAC pursuant to Section 7.02, or deemed to be so repurchased pursuant to Section 8.02, purchased by the Servicer pursuant to Section 8.07 or the Servicer or any other Person designated by the Servicer pursuant to Section 16.02, the Trust shall assign, as of the last day of the Collection Period during which such Receivable became a Defaulted Receivable or became subject to repurchase by UAC or purchase by the Servicer or such other Person, without recourse, representation, or warranty, to UAC, the Servicer or such other Person (as the case may be) all the Trust's right, title, and interest in and to such Receivables, and all security and documents relating thereto, such assignment being an assignment outright and not for security. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Owner Trustee shall, at the Servicer's expense, take such steps as the Owner Trustee deems necessary to enforce the Receivable, including bringing suit in its name and/or the name of the Indenture Trustee.

         SECTION 15.04. Certain Matters Affecting the Owner Trustee . Except as otherwise provided in Section 15.01:

                           (i) The Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers'
         Certificate, Servicer's Certificate, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                           (ii) The Owner Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such written advice or Opinion of Counsel.

                           (iii) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct, or defend any litigation under this Agreement or in relation to this Agreement, at the request, order, or direction of the Certificateholder pursuant to the provisions of this Agreement, unless the Certificateholder shall have offered to the Owner Trustee reasonable security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses, and liabilities that may be incurred therein or thereby. Nothing contained in this Agreement, however, shall relieve the Owner Trustee of the obligations, upon the occurrence of an Event of Servicer Default (that shall not have been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                           (iv) The Owner Trustee shall not be liable for any action taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

                           (v) Prior to the occurrence of an Event of Servicer Default and after the curing of all Events of Servicer Default that may have occurred, the Owner Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, or other paper or document, unless requested in writing to do so by the Insurer or the Indenture Trustee or holders of Notes evidencing not less than 25% of the outstanding principal balance of the Notes; provided, however, that if the payment within a reasonable time to the Owner Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Owner Trustee, not reasonably assured to the Owner Trustee by the security afforded to it by the terms of this Agreement, the Owner Trustee may require reasonable indemnity against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Owner Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors.

                           (vi) The Owner Trustee may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian. The Owner Trustee shall not be responsible for any misconduct or negligence solely attributable to the acts or omissions of the Servicer in its capacity as Servicer or custodian or the Administrator.

                           (vii) The Owner Trustee shall have no duty of independent inquiry, except as may be required by Section 15.01, and the Owner Trustee may rely upon the representations and warranties and covenants of the Seller and the Servicer contained in this Agreement with respect to the Receivables and the Receivable Files.

         SECTION 15.05. Owner Trustee Not Liable for Certificate or Receivables . The recitals contained herein and in the Certificate (other than the certificate of authentication on the Certificate) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee shall make no representations as to the validity or sufficiency of this Agreement or of the Certificate (other than the certificate of authentication on the Certificate), or of any Receivable or related document. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity, and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to the Certificateholder or the Noteholders under this Agreement or the Indenture, including, without limitation: the existence, condition,
location,   and   ownership  of  any  Financed   Vehicle;   the   existence  and
enforceability of any physical damage insurance, lender's single interest insurance, or credit life or disability and hospitalization insurance with respect to any Receivable; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Seller or the Servicer with any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Owner Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Owner Trustee shall remain responsible for any Trust property that it may hold); the acts or omissions of the Seller, the Servicer, or any Obligor; an action of the Servicer taken in the name of the Owner Trustee; or any action by the Owner Trustee taken at the instruction of the Servicer. Except with respect to a claim based on the failure of the Owner Trustee to perform its duties under this Agreement or based on the Owner Trustee's negligence or willful misconduct, no recourse shall be had for any claim based on any provision of this Agreement, the Certificateholder or the Noteholders, or any Receivable or assignment thereof against the Owner Trustee in its individual capacity, the Owner Trustee shall not have any personal obligation, liability, or duty whatsoever to any Certificateholder or the Noteholders or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Agreement. The Owner Trustee shall not be accountable for the use or application by the Seller of any of the Certificate or Notes or of the proceeds thereof, or for the use or application of any funds paid to the Seller or the Servicer in respect of the Receivables.

         Notwithstanding the foregoing or any other provision in this Agreement to the contrary, the Owner Trustee shall be liable in its commercial capacity for losses attributable to its failure to make payments on Eligible Investments issued by the Owner Trustee in its commercial capacity as principal obligor and not as Owner Trustee hereunder, in accordance with the terms of the agreements or instruments governing any such Eligible Investments.

         SECTION 15.06. Owner Trustee May Own Notes . The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights as it would have if it were not the Owner Trustee.

         SECTION 15.07. Owner Trustee's and Indenture Trustee's Fees and Expenses; Indemnification . (a) The Servicer shall pay to the Owner Trustee, and the Owner Trustee shall be entitled to, such reasonable compensation as shall have been separately agreed to in writing on or prior to the date hereof (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the Owner Trustee's powers and duties under this Agreement and the Indenture, and the Servicer shall pay or reimburse the Owner Trustee upon its request for all reasonable expenses, disbursements, and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Owner Trustee in accordance with any provisions of this Agreement and the Indenture, except any such expense, disbursement, or advance as may be attributable to its willful misfeasance, negligence, or bad faith. The Servicer shall indemnify the Owner Trustee (in its individual and trust capacities) (which, for purposes of this section, shall include its directors, officers, employees, and agents) for and hold it harmless against any loss, liability, claim, action, suit, cost, disbursement, tax (other than taxes as or resulting from compensation received for its services as Owner Trustee) or expense incurred without willful misfeasance, negligence, or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement and the Indenture. The Servicer shall pay the fees and expenses of the Administrator under the Administration Agreement; provided, however, that the Servicer shall only be required to pay the reasonable fees and expenses of any successor Administrator or such other fees agreed to in writing by the Servicer. Additionally, the Seller, pursuant to Section 12.02, and the Servicer, pursuant to Section 13.02, respectively, shall indemnify the Owner Trustee with respect to certain matters. This indemnity shall survive the termination of this Agreement and the Indenture or the termination of the Trust and the resignation or removal of the Owner Trustee.

         (b) The Servicer hereby agrees to pay or reimburse the fees and expenses of the Indenture Trustee as provided in Section 6.07 of the Indenture.

         SECTION 15.08. Eligibility Requirements for Owner Trustee . The Owner Trustee under this Agreement shall at all times be a corporation (i) having an office in the same State as the location of the Corporate Trust Office as specified in this Agreement; (ii) organized and doing business under the laws of such State or the United States of America; (iii) authorized under such laws to exercise corporate trust powers; (iv) having a net worth of at least $50,000,000; (v) subject to supervision or examination by federal or State authorities; and (vi) the long-term unsecured debt of which is rated at least Baa3 or which is approved by the Insurer and each Rating Agency. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 15.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 15.08, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 15.09.

         SECTION 15.09. Resignation or Removal of Owner Trustee . The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer, with the prior written consent of the Insurer, shall promptly appoint a successor Owner Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 15.08 and shall fail to resign after written request therefor by the Servicer, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer may remove the Owner Trustee. If it shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Owner Trustee so removed and one copy to the successor Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 15.09 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 15.10.

         SECTION 15.10. Successor Owner Trustee . Any successor Owner Trustee appointed pursuant to Section 15.09 shall execute, acknowledge, and deliver to the Servicer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed, or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. Any successor Owner Trustee appointed hereunder shall file an amendment to the Certificate of Trust with the Delaware Secretary of State reflecting the name and principal place of business of such successor Owner Trustee in the State of Delaware. The predecessor Owner Trustee shall deliver to the successor Owner Trustee all documents and statements held by it under this Agreement; and the Servicer and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

         No successor Owner Trustee shall accept appointment as provided in this
Section 15.10 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 15.08.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 15.10, the Servicer shall mail notice of the successor of such Owner Trustee under this Agreement to the Indenture Trustee and to the Holder of the Certificate at its address as shown in the Certificate Register. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Servicer.

         SECTION 15.11. Merger or Consolidation of Owner Trustee . Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 15.08, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 15.12. Appointment of Co-Trustee or Separate Owner Trustee . Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholder, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 15.12, such powers, duties, obligations, rights, and trusts as the Servicer and the Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicer Default shall have occurred and be continuing, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 15.08 and no notice to the Certificateholder of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 15.10.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                      (i) All rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                      (ii) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                      (iii) The Servicer and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request, or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XV. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign, or be removed, all of its estates, properties, rights, remedies, and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor Owner Trustee.

         SECTION 15.13. Representations and Warranties of Owner Trustee . The Owner Trustee makes the following representations and warranties on which the Seller, the Certificateholder and the Secured Parties may rely:

                           (i) Organization and Existence. The Owner Trustee is a national banking corporation with a principal place of business in the State of Delaware and is authorized to engage in a banking and trust business under such laws.

                           (ii) Power and Authority. The Owner Trustee has full power, authority, and legal right to execute, deliver, and perform this Agreement, and shall have taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement.

                           (iii) Duly Executed. This Agreement has been duly executed and delivered by the Owner Trustee and constitutes the legal, valid, and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereinafter in effect relating to the enforcement of creditors' rights in general, as such laws would apply in the event of a bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or similar occurrence affecting the Owner Trustee, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as well as concepts of reasonableness, good faith and fair dealing.

                                   ARTICLE XVI

                                   Termination

         SECTION 16.01. Termination of the Trust . The respective obligations and responsibilities of the Seller, the Servicer and the Owner Trustee created hereby shall terminate and the Trust created by this Agreement shall dissolve upon (i) written notice to the Owner Trustee from the Servicer at any time after the disposition of the Trust corpus as of the last day of any Collection Period at the direction of the Servicer, at its option, pursuant to Section 16.02, or
(ii) the payment to all Noteholders and the Insurer of all amounts required to be paid to them pursuant to this Agreement, the Indenture and the Insurance Agreement (as set forth in writing by the Insurer) and the disposition of all property held as part of the Trust; provided, however, that the Trust shall terminate one year and one day following the date of the occurrence of (i) above, if on the date of such occurrence, UAC's Consolidated Tangible Net Worth is less than $45,000,000, plus 50% of UAC's cumulative Consolidated Net Income (with no reduction for losses) from and after August 31, 1995; provided, further, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the date as of which this Agreement is executed. The Servicer shall promptly notify the Owner Trustee and Indenture Trustee in writing of any prospective termination pursuant to this Section
16.01. Notwithstanding the foregoing, the Trust shall continue and the Indenture Trustee shall pursue recovery of any Preference Amounts under the Policy and the distribution of the same to Noteholders until the Policy terminates by its own terms.

         SECTION 16.02. Optional Disposition of All Receivables . On any Payment Date (after giving effect to any payments to be made on such Payment Date) on which the Note Balances will be equal to or less than 10% of the Initial Note Balances, the Servicer shall have the option to cause the Owner Trustee to sell (to the Servicer or any other person designated by the Servicer) the corpus of the Trust at a price (the "Optional Disposition Price") equal to the fair market value of the Receivables, but not less than the sum of (x) 100% of the outstanding Note Balances (including any overdue principal or interest thereon),
(y) accrued and unpaid interest on such amount computed at a rate equal to the weighted average interest rate applicable to the Notes then outstanding, and (z) all amounts due and owing to the Insurer under this Agreement, the Indenture and the Insurance Agreement. Any such purchase will be effective as of the end of the Collection Period to which the Payment Date on which the repurchase occurs. The proceeds of such sale will be deposited into the Collection Account for distribution to the Indenture Trustee (and, to the extent applicable, the Insurer) on the next succeeding Payment Date. In connection with such disposition, the Servicer is required to pay any unpaid fees and expenses of the Owner Trustee and the Indenture Trustee that it would otherwise have been entitled to pursuant to this Agreement. The Servicer shall notify the Owner Trustee and the Indenture Trustee on or before the Determination Date if the Note Balances as of the related Payment Date will be less than or equal to 10% of the Initial Note Balances. The Servicer shall notify the Owner Trustee in writing on or before the Determination Date if the Servicer intends to exercise its option to purchase the corpus of the Trust pursuant to this Section 16.02. Such price shall be deposited to the Collection Account in immediately available funds by 11:00 a.m., New York City time, on the Payment Date and, upon notice to the Owner Trustee of such deposit, the Owner Trustee shall transfer the Receivables and the Receivable Files to the purchaser, whereupon the Certificate shall no longer evidence any right or interest in the Receivables or any proceeds thereof.

                                  ARTICLE XVII

                            Miscellaneous Provisions

         SECTION 17.01. Amendment . This Agreement may be amended by the Seller, the Servicer and the Owner Trustee, without the consent of the Certificateholder or the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Certificateholder or the Secured Parties.

         Notwithstanding anything to the contrary in this Agreement (i) no amendment of this Agreement shall be effective without the prior written consent of the Insurer and the holders of 51% of the outstanding Note Balances, (ii) except as provided in the third paragraph of this Section 17.01, no amendment to this Agreement shall be recognized or be effective without the written consent of the Owner Trustee and receipt by the Owner Trustee of an Opinion of Counsel to the effect that such amendment will not cause the Trust to be treated as an association taxable as a corporation or as a publicly-traded partnership, (iii) the Indenture Trustee shall receive a copy of all amendments to this Agreement and (iv) no amendment which affects the Indenture Trustee shall be effective without the consent of the Indenture Trustee.

         Promptly after the execution of any amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Certificateholder.

         It shall not be necessary for the consent of the Certificateholder pursuant to this Section 17.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Certificateholder shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 17.02(i)(1). The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties, or immunities under this Agreement.

         SECTION 17.02.  Protection of Title to Trust .

         (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Trust under this Agreement in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither the Seller nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice thereof.

         (c) The Seller and the Servicer shall give the Owner Trustee and Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement (in which case the Servicer shall file or cause to be filed such amendment or continuation statement or new financing statement). The Owner Trustee and the Indenture Trustee shall be permitted to waive the 60 day notice period to any shorter period; provided that such UCC financing statements or amendments have been filed on or before the effective date of any such waiver. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Owner Trustee, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly with reference to the particular trust that such Receivable is owned by the Owner Trustee. Indication of the Owner Trustee's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

         (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

         (g) The Servicer shall permit the Owner Trustee and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable.

         (h) Upon request, the Servicer shall furnish to the Owner Trustee and the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

         (i) The Servicer  shall  deliver to the Owner Trustee and the Indenture
Trustee:

                  (1) promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either
         (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee in the Receivables and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

                  (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

         SECTION 17.03. Limitation on Rights of Certificateholder . The death or incapacity of the Certificateholder shall not operate to terminate this
Agreement   or  the  Trust,   nor   entitle   such   Certificateholder's   legal
representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties to this Agreement or any of them.

         No Certificateholder shall have any right to vote (except as provided in Section 17.01, 17.03 or 17.07) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement except as expressly set forth herein, nor shall anything in this Agreement set forth, or contained in the terms of the Certificate, be construed so as to constitute the Certificateholder from time to time as members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given to the Owner Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Certificateholder requests in writing to the Owner Trustee to institute such action, suit, or proceeding in its own name as Trustee under this Agreement and shall have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding and during such 30-day period no direction inconsistent with such written request has been given to the Owner Trustee.

         SECTION 17.04. Governing Law . This Agreement shall be construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, and the obligations, rights, and remedies of the parties under this Agreement shall be determined in accordance with such laws.

         SECTION 17.05. Notices . All demands, notices, and communications under this Agreement shall be in writing, personally delivered, sent by facsimile to, sent by courier to or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given unless otherwise provided herein, upon receipt (a) in the case of the Seller to Leeanne W. Graziani, UAC Securitization Corporation, 9240 Bonita Beach Road, Suite 1109-A, Bonita Springs, Florida 34135, facsimile (941) 948-1855 or at such other address as shall be designated by the Seller in a written notice to the Servicer or Trustee; (b) in the case of the Servicer to Melanie S. Otto, Union Acceptance Corporation, 250 North Shadeland Avenue, Indianapolis, Indiana 46219, facsimile (317) 231-7926, (c) in the case of the Owner Trustee, at the Corporate Trust Office, (d) in the case of the Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, facsimile (914) 765-3163, Attention: Insured Portfolio Management, Structured Finance and (e) in the case of the Indenture Trustee at the Indenture Trustee Office. Unless otherwise provided herein, any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder or Noteholders shall receive such notice.

         SECTION 17.06. Severability of Provisions . If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         SECTION 17.07. Assignment . Notwithstanding anything to the contrary contained herein, except as provided below or in Sections 12.03 and 13.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee and the Certificateholder.

         SECTION 17.08. Certificate Nonassessable and Fully Paid . The Certificateholder shall not be personally liable for obligations of the Trust. The interests represented by the Certificate shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Owner Trustee pursuant to Section 11.02, the Certificate shall be deemed fully paid.

         SECTION 17.09. Nonpetition Covenant s. Notwithstanding any prior termination of this Agreement, the Servicer, UAC and the Owner Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust or the Seller, acquiesce, petition or otherwise invoke or cause the Trust or the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust or the Seller under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust or the Seller.

         SECTION 17.10. Counterparts . For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         SECTION 17.11. Third Party Beneficiary. This Agreement shall inure to the benefit of the Insurer, the Indenture Trustee and their successors and assigns.


                          [Next page is signature page]

         IN WITNESS WHEREOF, the parties hereto have caused this Trust and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                  UAC SECURITIZATION CORPORATION,
                                       as Seller


                              By /s/ Leeanne W. Graziani
                                 -------------------------------------
                              TITLE:   President


                              UNION ACCEPTANCE CORPORATION,
                                       as Servicer


                              By /s/ Melanie S. Otto
                                 -------------------------------------
                              TITLE:  Vice President


                              FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION,
                                       as Owner Trustee


                              By  /s/ Stephan J. Kaba
                                 -------------------------------------
                              TITLE: Vice President


         Accepted and agreed to as of the day and year first above written.

                                              HARRIS TRUST AND SAVINGS BANK,
                                              not in its individual capacity but
                                              solely as Indenture Trustee

                                              By /s/ Rory Nowakowski
                                              TITLE: Asistant Vice President

                                                                       Exhibit 1




                           Owner Trustee's Certificate
                            pursuant to Section 15.02
                      of the Trust and Servicing Agreement


         First Union Trust Company, National Association, not in its individual capacity but solely as owner trustee (the "Owner Trustee") of the UACSC 1999-C Owner Trust (the "Trust") created pursuant to the Trust and Servicing Agreement (the "Trust Agreement") dated as of August 1, 1999, among UAC Securitization Corporation, as seller (the "Seller"), Union Acceptance Corporation, as servicer (the "Servicer") and the Owner Trustee, does hereby sell, transfer, assign, and otherwise convey on behalf of the Trust to Union Acceptance Corporation without recourse, representation, or warranty, all of the Owner Trustee's right, title, and interest in and to all of the Receivables (as defined in the Trust
Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which have been repurchased by the Seller pursuant to Section 7.02 and all security and documents relating thereto.

         IN WITNESS WHEREOF I have hereunto set my hand this _____ day of _________________, _______.

                              FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee



                              By:
                              Title:

                                                                       Exhibit 2






                           Owner Trustee's Certificate
                            pursuant to Section 15.02
                      of the Trust and Servicing Agreement


         First Union Trust Company, National Association, not in its individual capacity but solely as trustee (the "Owner Trustee") of the UACSC 1999-C Owner Trust (the "Trust") created pursuant to the Trust and Servicing Agreement (the "Trust Agreement") dated as of August 1, 1999, among UAC Securitization Corporation, as seller (the "Seller"), Union Acceptance Corporation, as servicer (the "Servicer") and the Owner Trustee, does hereby sell, transfer, assign, and otherwise convey on behalf of the Trust to the [Servicer], without recourse, representation, or warranty, all of the Owner Trustee's right, title, and interest in and to all of the Receivables (as defined in the Trust Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which have been purchased by [the Servicer pursuant to Section 8.07 or by the Servicer or any other Person designated by the Servicer pursuant to Section 16.02], and all security and documents relating thereto.

         IN WITNESS WHEREOF I have hereunto set my hand this _____ day of _________________, ________.

                              FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee



                              By:
                              Title:

                                                                       Exhibit 3




                         Form of Servicer's Certificate
                       pursuant to Sections 8.09 and 9.02
                      of the Trust and Servicing Agreement



                             SERVICER'S CERTIFICATE

                                                                       EXHIBIT A

                             CERTIFICATE OF TRUST OF
                            UACSC 1999-C OWNER TRUST


         This Certificate of Trust of UACSC 1999-C Owner Trust (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.) (the "Act").

         1. Name. The name of the business trust formed hereby is UACSC 1999-C OWNER TRUST.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective on August 11, 1999.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.


                                    FIRST   UNION   TRUST   COMPANY,    NATIONAL
                                    ASSOCIATION, not in its individual capacity but solely as owner trustee under a Trust Agreement dated as of August 1, 1999,


                                    By:
                                              Name:
                                              Title:

                                                                       EXHIBIT B

                              [Form of Certificate]

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT (1) IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS AND (2) IN COMPLIANCE WITH THE RESTRICTIONS OF THE TRUST AND SERVICING AGREEMENT REFERRED TO HEREIN.

                            UACSC 1999-C OWNER TRUST
                              AUTOMOBILE RECEIVABLE
                               BACKED CERTIFICATE

evidencing an undivided interest in the Trust, as defined below, the property of which includes a pool of simple interest installment loan and security agreements and installment sales contracts secured by new and used automobiles, light trucks and vans. The contracts were sold to the Owner Trustee by UAC Securitization Corporation.

(This Certificate does not represent an interest in or obligation of UAC Securitization Corporation or any of its affiliates. Neither this Certificate nor the underlying Receivables, as defined below, are insured or guaranteed by any other government agency).

NUMBER
R-1


         THIS CERTIFIES THAT UAC Securitization Corporation, a Delaware corporation, is the registered owner of a nonassessable, fully-paid interest in the UACSC 1999-C Owner Trust (the "Trust"), a Delaware business trust. The Trust was created pursuant to a Trust and Servicing Agreement dated as of August 1, 1999 (the "Agreement"), among UAC Securitization Corporation as Seller, Union Acceptance Corporation, as Servicer and First Union Trust Company, National Association (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Owner Trustee by any Certificateholder upon request. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple and precomputed interest loan and security agreements and installment sales contracts for new and used automobiles, light trucks, vans and van conversions (the "Receivables"), all monies paid thereon, and all monies due thereon, including Accrued Interest, after July 31, 1999 (but excluding Accrued Interest paid or due before the Closing Date), security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof and certain other property and rights described in the Agreement and the proceeds of the foregoing.


         This Certificate represents an undivided beneficial interest in certain assets of the Trust, including the right to receive a portion of the collections and other amounts at the times and in the amounts specified in the Agreement. The rights of the Certificateholder in the assets of the Trust are subordinated to the rights of the Noteholders as set forth in the Indenture and the Agreement.


         Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Owner Trustee, by manual or facsimile signature, this Certificate shall not entitle the holder hereof to any benefit under the

Agreement or be valid for any purpose. Registration of transfer of this Certificate to a person may not be effected unless (a) the Insurer consents to such transfer, (b) the Owner Trustee receives an Opinion of Counsel, satisfactory to it, to the effect that such transfer may be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, (c) such transfer will not adversely affect the tax treatment of the Trust or the Notes, and (d) the Rating Agency Condition has been satisfied with respect to such transfer. Notwithstanding the foregoing, the Trust shall have no obligation to register this Certificate under the Securities Act of 1933, as amended.



         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to the Certificateholder of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The holder of the Certificate may at its option cause the Owner Trustee to sell the corpus of the Trust at a price not to be less than the price specified in the Agreement; however, such right is exercisable only after the Note Balances are or will be less than or equal to 10% of the Initial Note Balances. The Certificateholder is required to pay any unpaid fees and expenses of the Owner Trustee and in connection with such disposition.


         Although this Certificate summarizes certain provisions of the Agreement, this Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Owner Trustee. In the event of any inconsistency or conflict between the terms of this Certificate and the terms of the Agreement, the terms of the Agreement shall control. By acceptance of this Certificate, the holder agrees to be bound by the terms of the Agreement, including the agreement to disregard the Trust as a separate entity if there is one beneficial owner and as a partnership is there are two or more beneficial owners of the Trust, and to treat the Notes as indebtedness for income tax purposes.

         IN WITNESS WHEREOF, the Owner Trustee on behalf of the Trust and not in its individual capacity has caused this Certificate to be duly executed.
Dated:   August 11, 1999


                                    UACSC 1999-C OWNER TRUST


                                    By  First  Union  Trust  Company,   National
                                    Association, not in its individual capacity, but solely in its capacity as Owner Trustee

                                         By
                                           Responsible Officer



                          CERTIFICATE OF AUTHENTICATION

         This is the Certificate referred to in the within-mentioned Agreement.

                                    First   Union   Trust   Company,    National
                                    Association, not in its individual capacity, but solely in its capacity as Owner Trustee



                                                     By
                                                                Signatory

Dated:   August 11, 1999

ASSIGNMENT
FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE




(Please print or typewrite name and address, including postal zip code, of assignee)


the  within   Certificate,   and  all  rights  thereunder,   hereby  irrevocably
constituting and appointing

         Attorney
to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                       *
                                                       Signature Guaranteed:

                                                       *

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank, trust company savings bank or other savings and loan institution.

                                                                      Schedule A
                                                                to the Trust and
                                                             Servicing Agreement




                             SCHEDULE OF RECEIVABLES


    Seller                   Name of
Account Number               Obligor                             Amount Financed
                                                         (as of the Cutoff Date)
                                                                  $


           A COPY OF THE SCHEDULE OF RECEIVABLES, INCLUDING THE ABOVE
           CAPTIONED INFORMATION WITH RESPECT TO EACH RECEIVABLE, WAS
            DELIVERED TO THE OWNER TRUSTEE WITH A COUNTERPART OF THE
                         TRUST AND SERVICING AGREEMENT.

                                                                      Schedule B
                                                                to the Trust and
                                                             Servicing Agreement




1.                         Location of Receivables:


                           Union Acceptance Corporation
                           250 N. Shadeland Avenue
                           Indianapolis, IN  46219